AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON December 23, 2003
                                             REGISTRATION NO.: 333-96581

                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
     ----------------------------------------------------------------------
                         AMENDMENT NUMBER SIX TO
                                    FORM SB-2
             Registration Statement under the Securities Act of 1933
    ------------------------------------------------------------------------

                                  SPACE TELECOM, INC.
             (Exact Name of Registrant as Specified in its Charter)

               FLORIDA                          4813                      01-0710239
               -------                          ------                     -----------
   (State or Other Jurisdiction        (Primary Standard Industrial       (IRS Employer
of Incorporation or Organization)       Classification Code Number)    Identification Number)

   292 South County Road, Suite 109, Palm Beach, Florida 33480 (561) 659-9054
 -------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                             RICHARD P. GREENE, ESQ.
 2455 East Sunrise Boulevard, Suite 905, Ft. Lauderdale, Florida 33304 (954) 564-6616
 ------------------------------------------------------------------------------------
            (Name, address and telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended (the "Securities Act"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act , check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [X]

                                                    CALCULATION OF REGISTRATION FEE

--------------------------- --------------------------- ------------------------ ------------------------ ---------------
Title of each class  of     Dollar                      Proposed maximum         Proposed maximum         Amount of
securities                  amount                      offering price           aggregate offering       registration
to be registered            to be Registered            per Share                price                    fee
--------------------------- --------------------------- ------------------------ ------------------------ ---------------
Common stock, par value
$.0001                      Maximum - 1,400,000         $2.50                    $3,500,000               $322.00
--------------------------- --------------------------- ------------------------ ------------------------ ---------------
                            Minimum -    10,000         $2.50                    $   25,000
--------------------------- --------------------------- ------------------------ ------------------------ ---------------
Selling Stockholders                  1,542,100         $2.50                    $3,855,250               $354.68
--------------------------- --------------------------- ------------------------ ------------------------ ---------------
Total                                                                                                     $676.68(1)
--------------------------- --------------------------- ------------------------ ------------------------ ---------------

(1) This registration fee is calculated at $.000092 for the shares offered based on the maximum aggregate offering price of the securities being registered in accordance with Rule 457(o).

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a), of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the
Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to completion, dated December 23, 2003

                                PRELIMINARY PROSPECTUS

                               SPACE TELECOM, INC.

         We are offering up to 1,400,000 shares of our common stock for
$3,500,000 in proceeds from the Offering. Prior to this offering, there has been no public trading market for our securities. The public offering price will be
$2.50 per share and will be offered on a self-underwritten basis. This offering will expire one year from the effective date of this prospectus. We must sell a minimum of 10,000 shares in order to receive proceeds of $25,000 from the
Offering. The proceeds from the sale of the securities will be placed in an escrow account opened at Grand Bank & Trust of Florida, 3601 PGA Boulevard,
Suite 102, Palm Beach, Florida, until a minimum of 10,000 shares in the primary offering are sold.

         This offer is being made on a 10,000 share minimum, 1,400,000 share maximum basis. In the event that the minimum amount of 10,000 shares is not sold by the end of the 12 month period commencing on the date of the prospectus (the
"Termination Date"), all funds shall be promptly returned to the investors, without interest. Once the minimum offering amount has been raised, the proceeds will be utilized by management as set forth herein (see "Use of Proceeds.")

         With the exception of the Officers and Directors, the selling shareholders will only offer their shares after the minimum primary offering has been reached. Selling shareholders will continue to offer even if the primary offering has failed.  The Officers and Directors will not begin to sell until the maximum number of shares (1,400,000) from the offering have been sold.

         The selling shareholders will offer to sell up to 1,542,100 shares at a fixed price of $2.50 until the securities are quoted on the OTC Bulletin Board.
Once there is a market for our securities, on the OTC Bulletin Board, the selling stockholders will sell at prevailing market prices.

                              --------------------

         The common stock being offered involves a high degree of risk.
             See "Risk Factors" beginning on page 3 for a discussion
   of certain factors that should be considered by prospective investors. The common stock being offered is not listed on any national securities market.

                              --------------------

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed
     upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

       The date of this preliminary prospectus is December 23, 2003

Disclosure of Commission Position on Indemnification for Securities
        Act Liabilities.......................................................28

Description of Business.......................................................28

Management's Discussion and Analysis of Financial Condition and Results

Changes in and Disagreements with Accountants on Accounting and

            You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus.

                                  PROSPECTUS SUMMARY

   About Space Telecom, Inc.

     We are a Florida corporation incorporated on December 10, 2001. We intend to design, build and operate state-of-the-art Internet Provider ("IP") backbone between the United States and the rest of the world with specific targeting to emerging market countries. Those networks will also allow us to provide in-bound and out-bound traffic between each point of our network, to provide convergent telecommunications solutions and to develop connectivity with the most remote areas of the third world countries. We intend to build five IP networks linking up to 19 countries to the US and interconnecting them to each other and the rest of the world. Our senior management and associates have experience in business and the telecommunications industry, with special emphasis in financial, technical and commercial fields and in the convergent telephony services.

     We intend to seek  licensing, registration or regulatory approval,  where applicable, from the Federal Communications Commissions FCC as well as the regulatory agencies in the target countries, to be determined.

     As of the  date of this Prospectus, we have  not yet commenced  business operations. We have very limited cash resources and are in need of substantial additional capital to execute our business plan. Upon completion of the
Offering, we intend to fund operations and begin to receive revenues. We anticipate that our revenue will be derived from a variety of sources, including, but not limited to:

        o   voice and fax traffic
        o   lease of Internet and satellite bandwidth
        o   lease of local loop bandwidth
        o   lease of submarine fiber optic bandwidth
        o   video conference service
        o   network security consulting
        o   Web hosting through third party subcontractor
        o   network design, build-out and management for other companies.

     We believe the bulk of revenue will come from the voice and faxes  inbound and outbound traffic, Internet bandwidth lease and satellite bandwidth lease.
Volumes will be significantly affected by the quality and by the availability of these services. (See "Business of the Company.")

     Our  executive  offices are located at 292 S County Road,  Suite 109,  Palm
Beach, Florida 33480 and our telephone number is (561) 659-9054.

   About The Offering

     We are offering our shares of common stock at $2.50 per share on a self-underwritten basis. At such time as the minimum offering amount has been received and accepted, the funds may be paid and used by us in accordance with the use of proceeds table set forth herein (see "Use of Proceeds.") In the event that the minimum amount of 10,000 shares is not sold by the end of the 12 month period commencing on the date of the Prospectus (the "Termination Date"), all funds shall be promptly returned to the investors, without interest, within
10 days of the Termination Date.

     Affiliates of our Company may not purchase shares of our stock in order to achieve the minimum amount of our offering.

Common stock offered by Space Telecom              1,400,000 common shares

Termination Date                                   This Offering will begin upon
                                                   the date of the Prospectus
                                                   and will terminate whenever
                                                   all of the shares are sold,
                                                   or 12 months after the date
                                                   of the Prospectus, whichever
                                                   comes first.

Common stock offered by Selling Stockholders       1,542,100 common shares

Common stock outstanding prior to this offering    6,421,000 common shares which
                                                   were sold to founders of the
                                                   Company at $.0001 per share

Common stock outstanding after this offering       7,821,000 common shares

Primary offering                                   The primary offering of
                                                   1,400,000 shares are being
                                                   offered to the public. The
                                                   opening price has been fixed
                                                   at $2.50 per share. This
                                                   offering is self underwritten
                                                   and the CEO, Directors and
                                                   Officers of the Company are
                                                   responsible for sale of the
                                                   shares.

                                                   We are offering a minimum of
                                                   10,000 shares at $2.50 per
                                                   share for a total amount of
                                                   $25,000.

                                                   We are offering a maximum of
                                                   1,400,000 at $2.50 per share
                                                   for a total amount of
                                                   $3,500,000.

Selling shareholders                               In the secondary offering,
                                                   the selling shareholders are
                                                   selling 1,542,100 shares of
                                                   their common stock at an
                                                   initial price of $2.50 per
                                                   share, until the securities
                                                   are quoted on the OTC
                                                   Bulletin Board. Once there is
                                                   a market for our securities,
                                                   the selling stockholders will
                                                   sell at prevailing market
                                                   prices. The proceeds from the
                                                   secondary offering will go to
                                                   the selling shareholders.

   Summary of financial data

         Our company is a development stage enterprise and does not conduct business operations. Consequently, this company has no income statement and has produced an opening balance sheet as of May 31, 2002. The financial statements at March 31, 2003 are annexed hereto.

         The company has received loans of $5,000 and $10,373 from Alps
Resources Bankers in order to pay some expenses connected with this offering. It has also received $642.10 from the founders as their contribution to the share capital of the company. The loans from Alps Resources Bankers are repayable out of incoming cashflows from business operations and not out of proceeds from the sale of the 1,400,000 shares. All additional loans will be made by Alps
Resources Bankers under the same conditions.

         Our fiscal year end is December 31st.

                                     RISK FACTORS

     You could lose all of your investment if Space Telecom does not remain a going concern. To achieve a going concern basis, a company must have adequate liquidity to pay its creditors in a timely manner and dispose of sufficient positive cash flows to finance its current operations whether of a capital nature or of a current nature.

   We are dependent on external funding

         We were formed in 2001 and have yet to generate any revenue. Failure to obtain funding from outside sources will adversely effect our future operations. There have not been operations since inception and we are in the process of raising capital and financing for our future operations. Therefore, we are subject to all the risks inherent in the establishment of this new operating venture, including the likelihood of operating losses. Failure by the
Company to obtain debt or equity funding would impair our operations and investors would not receive a return of their investment.

         The proceeds from the sale of the shares together with our existing sources of capital may not be sufficient to meet our ultimate financial needs, and may not be substantial in relationship to the operations or business in which we intend to engage. It may be necessary for us to secure significant amounts of additional financing. While we have various alternative plans to secure such financing, there can be no assurance that any of such plans will be successful.

   If only the minimum is raised in the offering, the capital raised will be insufficient to fund 12 months of operations

    There can be no assurance that our offering will raise operating capital for our initial 12 months of operations. We have set the minimum offering amount at
$25,000 which is not sufficient to fund 12 months plan of operation. If only the minimum funds are raised, those funds will be used to obtain a bond rating and issue bonds to raise additional capital. Specifically, $5,000 will be paid to
Standard and Poors and $15,000 will be used to obtain a legal opinion letter for the issuance of the bonds. The final $5,000 will be used as needed for marketing and working capital. The bonds will be issued if we raise between $25,000 and
$250,000 in the offering. If we are able to raise more than $250,000, the bonds will not be issued and the related expenses will go towards the beginning of operations.

   Liability claims in foreign countries

     Liability claims or other such claims would have a material adverse effect on our business and our future operations. We intend to be engaged in the build-out and installation of telecommunications equipment on the African continent and in some Asian countries. The potential for employee injury could subject us to litigation and potential liability for settlement, cancellation and/or judgment awards. We intend to carry a full range of appropriate liability and other insurance. There are no assurances that the amount of liability insurance and other coverage we will secure will adequately cover all potential liability and/or other claims and that any such liability and/or other claims will not exceed the coverage limits of such a policy and that such insurance will continue to be available on commercially reasonable terms or at all.

   Loss of business resulting from new laws enacted by foreign governments

      The political instability in Africa and Asia poses a major risk of expropriation by a new government. We will require, but have not obtained, an operating license. Our operating license, once it has been obtained, may be withdrawn as telephone communication is a key element in the development of a country and a succeeding government may decide to exercise control and our local subsidiary company may be nationalized. Although we have not commenced operations, this nationalization may adversely effect our future profitability and we may lose the equipment installed in that particular country. We may also face the consequences of civil unrest which is a common feature in some countries in Africa and Asia. This can be detrimental to our infrastructure built in those countries.

Loss of your investment if no market for our shares is created and maintained

     There can be no assurance that a public market for our shares will be created and, if created, be maintained. Our common stock is not presently traded on any established market. There is no prior trading market for our common stock and there can be no assurance that a trading market for the common stock will develop, or if developed, that it will continue. If no market develops, it may be difficult or impossible for holders of the common stock to sell their shares if they should so desire. In addition, there are substantial restrictions on the sale or transfer of the common stock imposed by Federal and State securities laws. There are no assurances that holders will be able to sell their offering of the common stock or that sufficient shares will be sold to create a public market for the common stock.

   We depend on management and key personel

     Management believes that its success will largely depend on implementation of the business plan. Management is experienced in the area of operation in which the Company will function. The focus of our operations will require management's ability to master certain aspects in the running of this telecommunications segment, as well as the enhancements of market opportunities and competitive variables. Failure to keep key personnel who have required technological expertise may have an adverse effect on our business operations.
We are unaware of any other organization that provides state-of-the-art Internet
Provider services to the African Continent.

     Failure on our part resulting from prolonged illness of key personnel or our inability, whether technical or financial, to catch up with new technology may result in loss of business and profits.

   Our services must be accepted for us to be successful

      Our success is dependent on public acceptance and support of our services primarily in Africa and Asia. There are no assurances that the telecommunications trends will continue in the direction that management forecasts and even if such trends continue, there are no assurances that we will be able to derive the income and/or value from these areas as projected. While the conclusions of our management on the prospects of African and Asian telecommunications markets might be favorable, there are no assurances that the actual operating results will reach the levels indicated by management.

   Our success depends on our control of intellectual property

     The occurrence of intellectual property litigation or an adverse determination would adversely effect our business operations and financial condition. Our success depends and will continue to depend on certain trade secrets, on proprietary know-how, and on its ongoing endeavors involving our proposed networks. Any leak to outside parties may result in new competitors and loss of business and our profitability will not meet our expectations. Our management is bound by employment agreements which include non-disclosure clauses that are structured to protect the Company's proprietary information and know-how. There can be no assurance that these agreements and clauses will protect the Company or provide adequate remedies for the Company in the event of unauthorized use or disclosure of such information, or that others will not be able to develop similar networks or competing networks independently. There can be no assurance that allegations of infringement of proprietary rights will not be made or that, if made, such allegations would not be sustained if litigated.
Litigation may be necessary by the Company to enforce proprietary know-how owned by the Company to defend the Company against claimed infringement of the rights of others or to determine the ownership, scope or viability of substantial litigation expenses and to divert time and effort of management personnel.

                             RISKS RELATED TO OUR BUSINESS

   Our failure to develop and maintain strong relationships with license partners would harm our ability to market our products, which would reduce future revenues and increase our expenses

     If telecommunication service companies favor competing products over our product, our revenues would be seriously affected. This is because a significant portion of our sales will be influenced by the recommendation of our product by telecommunication service companies. Losing the support of these third parties may limit our ability to penetrate our target or potential markets. These third parties are under no obligation to recommend or support our product and could recommend or give higher priority to the products and services of other companies or to their own products.

                             RISKS RELATED TO OUR INDUSTRY

   The market for our telecommunication service is intensely competitive.

         Our competitors may have better technology and greater capital resources and accordingly our operations would be impaired. We expect the intensity of competition to increase in the future as a result of rapid technological change and lower priced equipment. Increased competition is likely to result in price reductions, reduced gross margins and loss of our market share, any one of which could reduce our future revenues or earnings.

        The principal factors of competition in the industry include product quality, brand advertising (corporate recognition), trade and consumer promotions and pricing.

                                        9

   Increasing government regulation of the communications industry and imposition of sales and other taxes on our products sold by our license partners could reduce our future client base and harm our business

     Increased regulation and the imposition of taxes on our products would harm our business and adversely affect our profitability. Federal, state or foreign agencies may adopt laws or regulations affecting the telecommunications service providers. Although many of these laws or regulations may not apply to our business directly, we expect that laws and regulations relating to user pricing and quality of products and services could indirectly affect our business.
Amended tax laws by new governments may adversely effect our profitability or may even effect our continued operations within the country. When a foreign company like ours brings a new business to a developing country (our target), it will likely be entitled to tax breaks and exemptions from custom duties for equipment and machines. These tax advantages may be withdrawn by a new government at any time and our operations would be impaired. We do not yet have operations or a client base and are not profitable.

   Rapid changes in telecommunications technology can cause our products to become obsolete

         Failure on our part to adapt our products to changes and to update our technology will have an adverse effect on our profitability.

     The marketfor our products is marked by rapid technological change, frequent new product introductions, technology enhancements, uncertain product life cycles, changes in client demands and evolving industry standards. We cannot be certain that we will successfully develop and market new products, new product enhancements or new products compliant with present or emerging technology standards. New products based on new technologies or new industry standards can render existing products obsolete and unmarketable. To succeed, we will need to enhance our current product and develop new products on a timely basis to keep pace with developments related to communications technology and to satisfy the increasingly sophisticated requirements of our clients.

                                       10

   Recent terrorist attacks have contributed to economic instability in the United
States; continued terrorist attacks, war or other civil disturbances could lead to further economic instability adversely affecting our business

      On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scope. These attacks have caused instability in the global financial markets and other industries including the energy industry.
These attacks and the subsequent U.S. military campaign may lead to substantial armed hostilities or to further acts of terrorism and civil disturbances in the
United States or elsewhere, which may contribute further to economic instability in the United States and could have a material adverse effect on our business, financial condition and operating results. Furthermore, as many of the
African and Asian countries are Muslim and as such becoming more and more anti-American, we risk, as a U.S. company, being the target of fanatics in some of the countries where we plan our future development. Such conditions will have an adverse effect on our results and might also result in loss of equipment and sales. These and other developments arising out of the attacks may make the occurrence of one or more of the factors discussed under "Risk Factors" in this prospectus more likely to occur.

                            RISKS RELATED TO THIS OFFERING

Control by principal stockholders, officers and directors could adversely affect our stockholders

     Upon completion of this offering, our officers, directors and greater-than-five-percent stockholders (and their affiliates) will, in the aggregate, beneficially own approximately 57% of our outstanding common stock, assuming that they do not purchase shares in this offering. As a result, these persons, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs.
Although none of our officers, directors or large stockholders have committed to purchase shares in this offering, it is possible that they may do so, thereby increasing management's control. If only the minimum is sold (10,000 shares), our officers and directors will own, in the aggregate, 3,076,000 shares out of a total of 6,431,000 shares, or 47.8% of our outstanding common stock.

   We may issue additional securities which would dilute the value of the shares of our common stock

     Certain events over which you will have no control could result in the issuance of additional shares of our common stock, which could dilute the value of your shares of common stock. We may issue additional shares of common stock:

                                       11

        o   to raise additional capital;
        o   upon the exercise of outstanding options and stock purchase warrants or
        o   additional options and warrants issued in the future;
        o   in connection with loans or other capital raising transactions; and
        o   in connection with acquisitions of other businesses or assets.

     As of June 30, 2003, there were outstanding warrants and options to acquire up to 530,000 additional shares of our common stock. If exercised, these securities would dilute the value of the shares of common stock.

   Future sales of our common stock by our existing stockholders could decrease the trading price of the common stock

      Assuming a public market for our shares develops at some future date, of which there can be no assurance, sales of a large number of shares of our common stock in the public markets after this offering, or the potential for such sales, could decrease the trading price of our common stock and could impair our ability to raise capital through future sales of our common stock.
Upon completion of this offering, there will be 7,821,000 shares of our common stock outstanding. Of these shares, the 2,942,100 shares of common stock included in the shares sold in this offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, unless such shares are purchased by our "affiliates," as that term is defined in Rule
144 of the Securities Act of l933.

     All of the rest of our outstanding shares and shares issuable upon the exercise of outstanding options and warrants will be "restricted securities" for purposes of Rule 144 of the Securities Act and may not be resold unless registered under the Securities Act or sold pursuant to an applicable exemption from registration, including the exemption contained in Rule 144. All of these securities are eligible for sale on the open market under Rule 144 (subject to the volume, holding period and manner of sale limitations of that rule), except for shares which are subject to lockup agreements which prohibit their sale for periods of between six months and 18 months after the closing date of this offering, unless the sale is consented to by us and the representative of the underwriters.

                              FORWARD-LOOKING STATEMENTS

     Some of the  information contained in this  prospectus involves  forward-
looking statements. These statements include, but are not limited to, statements about our industry, plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements by their nature involve risks and uncertainties. Therefore, actual results may differ materially from those implied or expressed by these statements. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terminology such as
"may," "will," "expect," "believe," "estimate," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms.

                                    USE OF PROCEEDS

     The net proceeds to Space Telecom range from $25,000 (the  "Minimum")  to
$3,500,000 (the "Maximum").If the Minimum be raised, we anticipate operating capital for three months. Assuming 100% of the offering is successfully sold, we anticipate 24 months of capital requirements. Assuming $3,500,000 is raised, the net proceeds we would receive after deducting offering expenses of $50,000 would be $3,450,000. This formula applies to all levels of funding.

                                       12

      If fewer than all of the shares are sold, we will have to delay or modify our current plans. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us. In the event that less than 10% of this offering is sold, we intend to focus our efforts and capital on marketing. While there can be no assurance of success, it is our goal to invest heavily in our marketing efforts in an attempt to take us out of the development stage and begin recognizing transactional revenue. We will not pursue any further development until additional funds either from sales or investment capital can be secured.

   Use of proceeds summary table

     The foregoing represents our best estimate of allocation of the proceeds of this offering, based upon the current state of our business operations and our current plans. Pending application of the net proceeds of this offering, we may temporarily invest such funds in interest-bearing accounts, certificates of deposit, government obligations, short-term interest bearing obligations, and similar short-term investments.

--------------------------- ---------------- ---------------- ---------------- ------------- -------------- ----------------
                                    Maximum            75%              50%             25%           10%           Minimum
--------------------------- ---------------- ---------------- ---------------- ------------- -------------- ----------------
Proceeds                         $3,500,000       $2,625,000       $1,750,000      $875,000       $350,000          $25,000
--------------------------- ---------------- ---------------- ---------------- ------------- -------------- ----------------
Offering Expenses                   $50,000          $50,000          $50,000       $50,000        $50,000          $676.58
--------------------------- ---------------- ---------------- ---------------- ------------- -------------- ----------------
Net Proceeds                     $3,450,000       $2,575,000       $1,700,000      $825,000       $300,000       $24,323.42
--------------------------- ---------------- ---------------- ---------------- ------------- -------------- ----------------

                         Use of Proceeds in order of priority

--------------------------- ----------------------- ------------------------ ------------------------ ----------------------
                                      Maximum                    75%                      50%                     10%
--------------------------- ----------------------- ------------------------ ------------------------ ----------------------
                                Amount        %         Amount         %         Amount         %        Amount        %
--------------------------- ------------- --------- -------------- --------- -------------- --------- ----------- ----------
Telecommunications
Equipment (1)                 $1,600,000    46%        $1,150,000    44%          $700,000    41%              0      0
--------------------------- ------------- --------- -------------- --------- -------------- --------- ----------- ----------
Software (2)                    $200,000     6%          $200,000     8%          $185,000    11%              0      0
--------------------------- ------------- --------- -------------- --------- -------------- --------- ----------- ----------
General and
Administrative (3)              $400,000    12%          $255,000    10%          $210,000    12%       $100,000     33%
--------------------------- ------------- --------- -------------- --------- -------------- --------- ----------- ----------
Salaries (4)                    $400,000     12%         $300,000     12%         $200,000    12%              0      0
--------------------------- ------------- --------- -------------- --------- -------------- --------- ----------- ----------
Professional Fees(5)             $50,000      1%          $50,000      2%          $50,000      3%       $50,000     17%
--------------------------- ------------- --------- -------------- --------- -------------- --------- ----------- ----------
Working Capital (6)             $800,000    23%          $620,000    24%          $355,000    21%       $150,000     50%
--------------------------- ------------- --------- -------------- --------- -------------- --------- ----------- ----------
   Total                         $3,450,000    100%       $2,575,000    100%       $1,700,000    100%      $300,000    100%
--------------------------- ------------- --------- -------------- --------- -------------- --------- ----------- ----------

(1)      Includes expenses associated with servers, signaling platforms and satellite equipment.
(2)      Includes expenses associated with management software and billing software.
(3)      Includes furniture, fixture and other expenses associated with general and administrative expenses.
(4)      Includes expenses associated with salaries of CEO, CFO, CTO and other key employees.
(5)      Includes expenses associated with legal and accounting fees.
(6)      Includes refundable deposits in each country, international private circuit and expenses generally associated with working capital.

        Use of proceeds if only the minimum is raised, $25,000:

        As a result of the receipt of $25,000 to $50,000 in the offering, all the expenses incurred in connection with this filing, with the exception of the registration fees, will be paid by the founder, Alps Resource Bankers, Inc.. It will be refunded out of cash flow from future operations.

        Obviously if we only raise such a small amount, our capacity to operate will be greatly diminished (see "Risk Factors"). In such case, we will need additional funding. In order to secure said funding we will be obliged to issue ten year Corporate Bonds with an interest coupon.

        Said bonds, apart from having a CUSIP number and being visible on
Bloomberg/Reuter, will also have a Standard & Poors Rating. Said rating will be based on the Company and a 3A rated insurance company. Given that part of the monies raised will be used to secure a ten year zero coupon bond from a 3A rated insurance company, our bonds will thus be secured by said insurance policy for its capital. The debt burden of our Company will only be the annually recurring interest payments made against redemption of annual interest coupons. The legal opinion is required upon making application with Standard & Poors as set forth herein. The following table sets forth the related expenses associated with the bond issuance that will be necessary if only the minimum offering amount is raised.

              Summary use of proceeds if only $25,000 have been received

------------------------------------------------------------------------
                  Item of expenditure                          Amount
------------------------------------------------------------------------
Legal opinion letter for licensee                          $15,000.00
------------------------------------------------------------------------
Standard and Poors                                           5,000.00
------------------------------------------------------------------------
Registration Fees                                              676.58
------------------------------------------------------------------------
Marketing                                                    2,500.00
------------------------------------------------------------------------
Working Capital                                              1,823.42
------------------------------------------------------------------------
   TOTAL                                                      $25,000.00
------------------------------------------------------------------------

                            DETERMINATION OF OFFERING PRICE

        The offering price of the 1,400,000 common shares being offered on a
"direct participation" basis has been determined primarily by the capital requirements of Space Telecom and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no operating history and have not generated any revenues to date, the price of the shares is not based on past earnings nor is it indicative of current market value for the assets owned by Space Telecom.

                                       DILUTION

        As of June 30, 2003, Space Telecom had a net book value of $642.10 or
$.0001 per share (based on 6,421,000 shares outstanding) which includes an additional 121,000 shares to the founders at $.0001 per share during the month of June. This is a readjustment to compensate one of the founders in order to bring him to the same level as originally agreed. A new resolution has been passed to authorize this additional allocation of shares. There has not been any other issue of additional common stock after this adjustment. The net tangible book value per share is equal to our total tangible assets, less total liabilities and divided by total number of shares of common stock outstanding.
After giving effect to the sale of 100% of the shares at the public offering price of $2.50 per share, our net tangible book value would be $0.4476 per share obtained by dividing $3,500,642.10 by the number of shares outstanding, i.e.:
7,821,000 (6,300,000 + 121,000 + 1,400,000).

        The net tangible value represents an increase of $0.4475 per share to each founder ($0.4476 less $.0001). As far as the new investors who paid $2.50 per share, the net tangible book value represents a dilution of $2.0524 ($2.50 less $0.4476).

        The following table illustrates the per share dilution in net tangible book value per share to new investors assuming different levels of success in the sale of this offering of common stock. Dilution is the difference between the public offering price per share and the net tangible book value per share of common stock after giving effect to the public offering.

                                       14

   Definition of terms

        Increase per share attributable to payment for shares by new investors.
The reference for comparison is the par value of the stock which is $.0001 per share. The increase per share is the difference between the par value per share
($.0001) and the book value of the share obtained by dividing net assets by the total number of shares outstanding. (In the case of 100% success, this number will be 3,500,642.10/7,821,000 = 0.4475.) Thus the increase will be $0.4476 less
$.0001 = $0.4475.

   Pro forma net tangible value after offering

        This value is obtained by dividing net assets after offering by the number of shares outstanding. In the case of 100% success the net assets will be
3,500,642.10 divided by 7,821,000 which equals to $0.4476

   Net tangible book value dilution per share to new subscribers

        The new subscribers are buying the share at $2.50. The dilution suffered is the difference between the cost price ($2.50) and the average value of the share after offering. This number is obtained by dividing net assets after offering by number of shares outstanding. Thus, in the case of a 100%
raise, the average value is 3,500,642.10 divided by 7,821,000 which equals to
$0.4476. Consequently the dilution to new subscribers will be $2.50 less $0.4476 which equals $2.0524. In the event only the minimum is raised, the net tangible value after the offering is $.0534 and dilution to new subscribers is $2.4466 per share.

               Per share dilution in net tangible value to new investors
                          according to level of funding

----------------------------------- ------------ ------------ ------------ ------------ ------------
Details                               Minimum         10%         50%           75%        100%
----------------------------------- ------------ ------------ ------------ ------------ ------------
Public offering price               $     2.50   $       2.50 $       2.50 $       2.50 $       2.50
----------------------------------- ------------ ------------ ------------ ------------ ------------
Net tangible value after offering   $     0.0040 $     0.0534 $     0.2458 $     0.3514 $     0.4476
----------------------------------- ------------ ------------ ------------ ------------ ------------
Dilution to new investors           $     2.4960 $     2.4466 $     2.2542 $     2.1486 $     2.0524
----------------------------------- ------------ ------------ ------------ ------------ ------------

           Increase per share (par value) attributable to payment for shares purchased by new investors according to level of funding

----------------------------------- ----------- ------------ ------------ ------------ ------------
Details                               Minimum         10%         50%          75%          100%
----------------------------------- ----------- ------------ ------------ ------------ ------------
Par value                           $    0.0001 $     0.0001 $     0.0001 $     0.0001 $     0.0001
----------------------------------- ----------- ------------ ------------ ------------ ------------
Net tangible value after offering   $    0.0040 $     0.0534 $     0.2458 $     0.3514 $     0.4476
----------------------------------- ----------- ------------ ------------ ------------ ------------
Increase per share to existing
shareholders (founders investors)   $    0.0039 $     0.0533 $     0.2457 $     0.3513 $     0.4475
----------------------------------- ----------- ------------ ------------ ------------ ------------

        The 1,542,100 shares being offered by the selling stockholders are outstanding shares of common stock and, therefore, do not contribute to dilution, however, may contribute to depressing the market price for investors based on the timing and amount of shares sold.

                                    DIVIDEND POLICY

        We have not paid cash dividends on our common stock since our inception.
We currently intend to retain any future earnings for use in the expansion of the business, and therefore do not anticipate declaring any cash dividends in the foreseeable future. The declaration and payment of cash dividends, if any, will be at the discretion of the Board of Directors of the Company and will depend, among other things, upon our earnings, capital requirements, and financial condition.

                               SELLING SECURITY HOLDERS

        The selling shareholders acquired their shares at nominal value. The funds received have been accounted for and are shown in the audited financials herewith submitted.

         The entities that are disclosed as selling shareholders are not registered broker-dealers or affiliates of registered broker-dealers. None of the selling shareholders has a right to acquire any security from this offering within 60 days pursuant to options, warrants, conversion privileges or other rights.

                                       15

        The following table sets forth information as of October 31, 2003 with respect to the beneficial ownership of our common stock both before and immediately following the offering. The table includes those who beneficially own more than 5% of our outstanding common stock, the selling security holders in this offering, and each of the Directors and Executive Officers in the summary compensation table.

        The percentages determined in these calculations are based upon
6,421,000 of our common shares that are issued and outstanding as of October
31, 2003 . The percentages determined in calculations after this offering were determined by adding the 1,400,000 common shares that may be issued and outstanding if 100% of the shares offered are sold. The Securities and Exchange
Commission's rules were followed in determining beneficial ownership. Therefore, we have included shares over which a person has voting or investment power. We have followed Securities and Exchange Commission Rule 13d-3(d)(i) in calculating percentage of ownership.

                                               Shares Beneficially            Number of         Shares Beneficially
                                           Owned Prior to Offering(1)       Shares Being      Owned After Offering(2)
                                            Number           Percent           Offered        Number          Percent
                                            ------           -------      -----------------   ------          -------

Alexanco, Serge                             50,000             *               5,000          45,000              *
Alps Resources Bankers                     500,000          7.8%              50,000         450,000           6.0%
Amalgamated Resources Holdings             500,000          7.8%              50,000         450,000           6.0%
Amalgamated Resources Investments          500,000          7.8%              50,000         450,000           6.0%
Amalgamated Resources Marketing            400,000          6.2%              40,000         360,000           5.0%
Angus Associates                            25,300             *               2,530          22,770              *
Berthoud, Claude                             2,600             *                 260           2,340              *
Bialade, Regine                              2,000             *                 200           1,800              *
Boudoux-d'Hatefeuille, Wulfran             454,000          7.1%              45,400         408,600           5.2%
Boudoux-d'Hatefeuille, Eymeric               1,000             *                 100             900              *
Bourgeon, Ludovic                              900             *                  90             810              *
Bouvet, SARL                                 3,000             *                 300           2,700              *
Brottier, Daniel                             2,000             *                 200           1,800              *
Cases-Trincq, Josiane                        2,000             *                 200           1,800              *
Chamoux, Sylvian                            17,000             *               1,700          15,300              *
Chassard, Philippe                         184,000          2.9%              18,400         165,600           2.1%
Covili, Frederic                             2,600             *                 260           2,340              *
Cruypenning, Laurent                           400             *                  40             360              *
De Lenclos, Alain                          918,500         14.3%              66,850         851,650          10.9%
Debaecker, Michel                            2,000             *                 200           1,800              *
Dias, Louis                                 13,500             *               1,350          12,150              *
Doury, Fabienne                              1,400             *                 140           1,260              *
Dreyfus, Sarha                             200,000           3.1%             20,000         180,000           2.3%
Dujardin, Philippe                           2,600             *                 260           2,340              *

                                       16

Durocher, Jean-Luc                           4,000             *                 400           3,600              *
Farys, Roland                               22,400             *               2,240          20,160              *
Galin, Francois                              8,000             *                 800           7,200              *
Greene, Richard P.                         250,000          3.9%             250,000               0              *
Haussy, Vauche Daniel                        5,000             *                 500           4,500              *
Hoffman, Ginette                            20,000             *               2,000          18,000              *
Humbert, Jean-Marie                         10,600             *               1,060           9,540              *
Kieffer, Serge                               1,100             *                 110             990              *
Kremer, Joseph                               1,000             *                 100             900              *
Lacoua, Oliver                               3,000             *                 300           2,700              *
LDV, Inc.                                  250,000          3.9%             250,000               0              *
Levy, Michele                               10,000             *               1,000           9,000              *
Lux Providence S.A.                          7,400             *                 740           6,660              *
Mageur, Joel                                 2,900             *                 290           2,610              *
Maude Resources, Inc.                       62,800          1.0%               6,280          56,520              *
Mogeon, Philippe                             1,300             *                 130           1,170              *
Molko, Albert                              121,000          1.9%              12,100         108,900           1.4%
Monin, Didier                                1,700             *                 170           1,530              *
Montant, Jean Pierre                       465,000          7.2%              46,500         418,500           5.4%
D.P. Morton & Associates, LLC              250,000          3.9%             250,000               0              *
Narcos Portfolio                             4,000             *                 400           3,600              *
Panalland, Patrick                             600             *                  60             540              *
Parrot, Jean-Francois                        2,400             *                 240           2,160              *
Perdrix, Georges                             4,500             *                 450           4,050              *
Perdrix, Jean-Claude                         1,800             *                 180           1,620              *
Perdrix, Thierry`                            1,800             *                 180           1,620              *
Perlotto, Alvero                             3,300             *                 330           2,970              *
Perron, Jean-Pierre                          1,300             *                 130           1,170              *
Plassard, Robert                             1,400             *                 140           1,260              *
Rampadaruth, Amal                        1,000,000         15.6%              72,500         927,500          11.8%
Rampadaruth, Aruna                          25,000             *               2,500          22,500              *
Rampadaruth, Jadoomanee                    212,500          3.3%              20,250         192,250           2.5%
Rampadaruth, Maya                           25,000             *               2,500          22,500              *
Rampadaruth, Natalia                        25,000             *               2,500          22,500              *
Remy, Claire                                 1,500             *                 150           1,350              *
Remy, Jean-Francois                          1,600             *                 160           1,440              *
Remy, Michel                                 6,100             *                 610           5,490              *
Robin, Catherine                             1,300             *                 130           1,170              *
Roux-Bognier, Claudine                       2,300             *                 230           2,070              *
Schmidt, Paul                              250,000          3.9%             250,000               0              *
Souhard, Eric                                2,000             *                 200           1,800              *
Teuf, Alex                                  10,000             *               1,000           9,000              *
Toque, Dauphinoise                           2,200             *                 220           1,980              *
Vauche, Francis                             43,000             *               4,300          38,700              *
Vauche, Frank                               43,000             *               4,300          38,700              *
Vedere, Guy                                  1,000             *                 100             900              *
Vedere, Paul                                 1,000             *                 100             900              *
Wagenheim, Olivier                             400             *                  40             360              *

                                       17

____________________________
*  Indicates less than 1% beneficial ownership

1.  Percentages were based on the number of shares issued and outstanding as of
    June 30, 2003 , which equaled 6,421,000 common shares.
2.  Percentages were based on the number of shares issued and outstanding assuming that 100% of the 1,400,000 common shares being Offered are successfully sold, which would equal a total of 7,821,000 common shares issued and outstanding. Also, in the last column it is assumed that the selling shareholders have sold the number of share they have been authorized to sell.

The voting and/or dispositive powers over shares held of record by non-natural entities are exercised according to the chart under subheading "Security
Ownership of Certain Beneficial Owners and Management" on page 27.

                                 PLAN OF DISTRIBUTION

Primary Offering

     We are offering 1,400,000 shares of common stock through officers and directors on a "direct participation" basis at a purchase price of $2.50 per share. This offering will begin as of the date of this prospectus and will expire whenever all of the shares are sold, or 12 months after the date of the prospectus, whichever comes first. Space Telecom is managing this offering without an underwriter. The shares will be offered and sold by our officers. These officers will not receive a sales commission nor other compensation, except for reimbursement of expenses actually incurred on behalf of Space Telecom for such activities. Expenses of approximately $50,000 including legal, accounting and printing fees, are being paid by Alps Resource
Bankers, Inc. In connection with its efforts, it will rely on the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934. Generally
speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 act for associated persons of an issuer. No one, including Space Telecom, has made any commitment to purchase any or all of the shares. Rather, the officers and directors will use their best efforts to find purchasers for the shares. We cannot state how many shares will successfully be sold.

     Alps Resource Bankers, Inc. will lend the necessary funds to cover the expenses associated with this offering. Alps has a verbal agreement with Space
Telecom to pay all expenses associated with this filing, with the exception of the filing fees, all of which will only be repaid using profits earned by Space
Telecom. If Space Telecom is unable to turn a profit, the loans will not be repaid.

     Mr. Alain de Lenclos, CEO, Mr.Amal Rampadaruth, Chairman, Mr. Boudoux
D'Hautefeuille, Director, Mr. Jadoomanee Rampadaruth, CFO and, Mr. Montant,
Director are responsible for the sale of the securities on behalf of Space
Telecom. The principals of the Company will implement the following procedures in connection with the primary and secondary offering of Shares.

1.   The Companys officers and directors will only offer their individual shares once the Maximum offering has been closed.
2.   Potential investors will only be sold shares from the Company and will not be offered any shares from the principal selling shareholders of the
     Company.
3.   Principal Selling shareholders will provide subscription documents to all potential investors which shall reflect the sale of shares only from the
     Company and not the principal selling shareholders. Thus, the investors will know that the proceeds from the sale of the shares are going to the issuer and not to the selling shareholders.
4.   Principal selling shareholders will only sell their shares in unsolicited brokers transactions if and when a market for the common stock has been established.
5.   In order to segregate the duties of officers selling securities for the
     Company and selling securityholders, the board of directors has decided to close the share transfer register regarding all requests for transfers emanating from the principal selling shareholders.

Officers will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities. These officers are not, at the time of their participation, an associated person of a broker or a dealer. These officers do not restrict their participation to transactions involving offers and sales of securities to a registered broker or dealer, a registered investment company or registered separate account, an insurance company, a bank, a savings and loan association, a trust company or similar institution supervised by a State or
Federal Banking Authority or a Trust for which a bank, a savings and loan association, a trust company or a registered investment advisor either is the

                                       18

trustee or is authorized in writing to make investment decisions or that are exempted by Section 3a-7, 3a-9 or 3a-10 of the Securities Act of 1933 from registration provisions of that Act or that are made pursuant to a plan or agreement submitted over vote or consent of the security holders who will receive securities of the issuer in connection with a reclassification of securities of the issuer, a merger or consolidation or a similar plan of acquisition involving an exchange of securities or a transfer of assets of any other person to the issuer in exchange for securities of the issuer, or that are made pursuant to a bonus, profit sharing, pension, retirement, thrift, savings, incentive, stock purchase, stock ownership, stock appreciation, stock option, dividend reinvestment or similar plan for employees of an issuer or a subsidiary of the issuer.

    The Officers meet all of the following conditions:

        •   They primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer other than in connection with transaction in securities; and

        •   They were not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

        •   The Officers do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs a4i or a4iii , except that for securities issued pursuant to Rule 415 under the Securities Act 1933, the 12 months shall begin with the last sale of any security included within one Rule 415 Registration. The Officers restrict their participation to any one or more of the following activities;

                        a)   Preparing any written communication or delivering
                             such communication through the mail or other means
                             that does not involve oral solicitation by the
                             officers of a potential purchaser, provided,
                             however, that the content of such communication is
                             approved by a partner, officer or director of
                             issuer,

                        b)   Responding to enquiries of a potential purchaser in
                             a communication initiated by the potential
                             purchaser, provided, however, that the content of
                             such responses are limited to information contained
                             in a registration statement filed under the
                             Securities Act of 1933 or other offering document;

                        c)   Performing ministerial and clerical work.

        •   No presumption shall arise that the Officers of Space Telecom have violated Section 15a of the act solely by reason of their
            participation in the sale of securities of Space Telecom if they do not meet the conditions specified in paragraph (a) of this section.

     We anticipate selling the shares to persons whom we believe may be interested or who have contacted us with interest in purchasing the securities.
We may sell shares to such persons if they reside in a state in which the shares legally may be sold and in which we are permitted to sell the shares. We are not obligated to sell shares to any such persons.

     We have agreed to establish an escrow account at Grand Bank & Trust of
Florida wherein funds will be held until such time as the Minimum offering amount has been subscribed for. At that time, the funds will be dispersed to be used for our business operations. A copy of the executed agreement is annexed hereto.

     We reserve the right to reject any subscription  in full or in part and to terminate this offering at any time. Officers, directors, present stockholders of Space Telecom and persons associated with them may purchase some of the shares. However, officers, directors, and their affiliates shall not be permitted to purchase more than 20% of the shares being sold and such purchases will be held for investment and not for resale. In addition, no proceeds from this offering will be used to finance any such purchases.

                                       19

     To avoid confusion, an official subscription document will be used for the sale of the shares belonging to the company as opposed to selling shareholders.
A copy of the subscription agreement is herewith annexed. The company will not pay for expenses incurred by a selling shareholder to sell his personal shares.

     No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and if given or made, that information or representation must not be relied on as having been authorized by Space Telecom. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus.

     Purchasers of shares either in this offering or in any  subsequent  trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-
executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption render exemption applicable.

     We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares. There can be no assurance that the
Selling Stockholders will sell any or all of the shares they desire to sell, or that we will sell any of the shares we desire to sell.

   Secondary Offering

     The Selling Securityholders will have their shares registered as set forth herein. With the exception of the Officers and Directors, the shares may be sold in a secondary offering only after the Minimum Offering amount has been sold.
Officers and directors may not sell until after the maximum offering amount has been sold. Selling shareholders will sell at a fixed price of $2.50 per share until the shares are quoted on the OTC Bulletin Board. Once a market has been established for our securities, the Selling shareholders may sell at prevailing market prices. Selling shareholders may continue to offer their shares even if the primary offering has failed.

     Under the Securities Exchange Act of 1934 and the regulations there under, any person engaged in a distribution of the shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the common stock of Space Telecom during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations there under, which provisions may limit the timing of purchases and sales of common stock by the Selling
Stockholders. We will pay all of the registration expenses incident to this offering and sale of the Shares, offered by the Selling security holders.

     We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this
Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any Selling Stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.

                                       20

     Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the Selling
Stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling
Stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

                                   LEGAL PROCEEDINGS

     As of the date of this prospectus,  neither Space Telecom nor any of its'
officers or directors are involved in any litigation either as plaintiffs or defendants. As of this date, there is not any threatened or pending litigation against Space Telecom or any of its' officers or directors.

             DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

    Set forth below is certain information concerning our directors and executive directors.

        Name                          Age      Position
       ----                          ---      --------
     Alain de Lenclos                57       Chief Executive Officer, President
                                              and Director
                                              (Currently resides in Europe)
     Jadoomanee Rampadaruth          61       Chief Financial Officer, Executive
                                              Vice President, Secretary
                                              and Director
                                              (Currently resides in Europe)
     Amal Rampadaruth                37       Chairman of the Board of Directors
                                              (Currently resides in the U.S.)
     Jean-Pierre Montant             52       Director
                                              (Currently resides in Europe)
     Wulfran Boudoux                 58       Director
                                              (Currently resides in Europe)
     Jack Zeimantz                   60       Chief Operating Officer (Currently
                                              resides in U.S.)

     The Directors shall be elected to each annual general meeting and shall hold office until the next annual meeting of shareholders and until the
Director's successor has been elected and qualified or until the Director's resignation or removal from office.

     The Directors have been named but will serve in only a part time capacity
(15 hours a week) until after successful completion of this offering which is defined as closing on 50% of the offering amount. They will be involved in a full time capacity (40 hours per week) only after 50% of the offering has been subscribed for. It will be considered appropriate to remunerate them on a pro-rata basis after the 50% level.

     None of our Officers and Directors currently hold such responsibilities in any reporting company and have never been affiliated with a blank check company.

     The named directors are currently serving and will hold office until the next annual meeting of shareholders and a vote of the shareholders (1,400,000 -
maximum offering) is not considered appropriate as the first year's operations will be mostly of an organizational nature. The organization committee was held on October 27, 2001. The Chairman, CEO and CFO/Secretary are actually serving without any remuneration.

                                       21

   Biographies

   Alain De Lenclos, Chief Executive Officer, President and Director

     Mr. De Lenclos, age 57, will primarily be responsible for research of new markets, contracts follow-up and general management. He will also handle negotiations with overseas governments in order to have all authorizations necessary for the development and expansion of our business. Since January 2002,
Mr. De Lenclos serves as a director of ALPS Resources Bankers, Inc. of Palm
Beach, Florida. ALPS assists domestic and foreign companies in the process of going public and assists in securing financing sources. He acquired his knowledge in telecommunications with Circlenet Communications from 2000 to 2001 during which time he was responsible for work done in African countries to establish the telecommunication network and obtain the required permits. For the period 1985 to 2000, he was the Chief Administrator of Cabinet Assurance De
Placement Et D'Investissemend located in Haute Savoie, France, which specialized in insurance and investment. From 1982 to 1985, he was responsible for Lloyds
Continental in Haute Savoie Insurance and investment opportunities. From 1979 to
1981, he was an agent at the Lloyd Insurance company in Haute-Savoie, France. In
France, Mr. De Lenclos received a Diploma as an Accountant and Diploma as an
Optician and studied law for two years. He was in the marine corps Jeanne d'Arc and Colbert from 1965 to 1967.

   Jadoomanee Rampadaruth, Chief Financial Officer, Executive Vice President,
Secretary and Director

      Jadoomanee Rampadaruth, FCCA, age 61, will be responsible for the company's financial operations, accounts payable and receivable, interaction with auditors and investor relations. From 1995 to date, he is the Chairman and
CFO of Amalgamated Resources Group of Companies; Amalgamated Resources
International Fund Corp.; Amalgamated Resources Holding SA; Amalgamated
Resources Corp.; and Amalgamated Resources Financial Marketing Corp. all of
which are affiliated with Space Telecom based on common ownership of Amal
Rampadaruth, son of Mr. Jadoomanee Rampadaruth.

      From 1999 to date he served as Chairman and CFO of the following companies: Terra Holdings Inc., a holding company of technological companies in
Palm Beach, Florida. Palm Beach Life, Merrion Holdings Inc. Alps Resources
Bankers Inc, Palm Beach, FL Alps Resources Bankers Inc, Palm Beach, FL
Amalgamated Resources Technologies, Inc.

     From May 1998 to September 1998, he was the Executive VP and Director of
the following companies: First Anglo-Swiss (FAS) Holding Inc., Las Vegas, NV,
a holding company of all other FAS companies. This company was sold to US
Bridge Construction of New York (USBR -NASDAQ NSM symbol); FAS Marketing
Corp., used to market FAS bonds, Las Vegas, NV; FAS Mergers & Acquisitions,
Las Vegas; FAS Eastern European Financial Equities Corp., holding company of all
Eastern European Real Estate, Las Vegas; Eastern European Real Estate Fund
Corp., Las Vegas; FAS Mining Corp., a holding company of mining companies, Las Vegas; FAS International Builders Corp., a holding company of European construction companies, Las Vegas; COVIPRO, parent company of a
French real estate company, Las Vegas; Texas Turbo Jet Inc., jet engine parts,
Texas, USA; and Arbinson Mining Inc., Gold Mining, Nevada.

     From 1992 to 1995, he was a Director and a shareowner (sold) of Commercial
& Fiduciary Bank Ltd., located in Rome, Italy with a back office in Geneva,
Switzerland.

     From 1992 to 1993, he was a Director and shareowner (sold) of Interglobe
Plc, a British Telecom company located in London, England. Interglobe Plc
(listed on the British stock market) used to market a telephone card for business persons traveling abroad and having to call their business contacts from hotel rooms.

                                       22

     From 1982 to 1992 he was employed as Chief Accountant of the Agence de
Cooperation Culturelle et Technique, an international organization based in
Paris.

     From 1986 to 1996, he was a part-time lecturer in Anglo-Saxon Accounting and Financial Management at the Universite Paris IX Dauphine, France.

   Amal Rampadaruth, Chairman of the Board of Directors

     Amal  Rampadaruth, age 37, along with Mr. De Lenclos, will be involved in all negotiations with overseas governments and relevant agencies.

     Since 1995 to date, he is the President and CEO of The Amalgamated
Resources Group of Companies, which was created to take over and continue all of the activities of Commercial and Fiduciary Bancorp, Inc., in the US, Bahamas,
France, Luxembourg, Switzerland and others; Amalgamated Resources Financial
Marketing Corp., which is used to promote all our financial products and instruments; and Amalgamated Resources Holdings, Inc., a US holding company.

     He is also the President/CEO of Alps Resources Bankers Inc, a company organized to help domestic and foreign companies with their IPOS; help them secure Governmental, Municipal and State Loans and Grants and help them with their financing needs. He is also President of Amalgamated Resources
Technologies, Inc., located in Palm Beach, Florida, a company having interests in technological companies. Amalgamated Resources Technologies works in conjunction with Alps Resources Bankers and helps manage targeted technological companies.

     From May 1998 to September  1998, he was the  Chairman/CEO  and Director of
the following companies: First Anglo-Swiss (FAS) Holding Inc., Las Vegas, NV, a
holding company of all other FAS companies. This company was sold to US Bridge
Construction of New York (USBR -NASDAQ NSM symbol); FAS Marketing Corp., used to market FAS bonds, Las Vegas, NV; FAS Mergers & Acquisitions, Las Vegas; FAS
Eastern European Financial Equities Corp., holding company of all Eastern
European Real Estate, Las Vegas; Eastern European Real Estate Fund Corp., Las
Vegas; FAS Mining Corp., a holding company of mining companies, Las Vegas; FAS
International Builders Corp., a holding company of European construction companies, Las Vegas; COVIPRO, parent company of a French real estate company,
Las Vegas; Texas Turbo Jet Inc., jet engine parts, Texas, USA; and Arbinson
Mining Inc., Gold Mining, Nevada.

     From 1999 to 2002, Mr. Rampadaruth was the President and CEO of Terra
Holdings, Inc. He was also the President and CEO and Palm Beach Life / Merrion
Holdings Inc., equity participation in European companies and others.

     From 1992 to 1995, he was a Director and the Chairman/CEO and a shareowner
(sold) of Commercial & Fiduciary Bank Ltd., located in Rome, Italy, with a back office in Geneva, Switzerland.

     From 1992 to 1993, he was also a Director and shareowner (sold) of
Interglobe Plc, a British Telecom company located in London, England.

   Jean-Pierre Montant, Director

     Jean-Pierre Montant, age 52, is a Director of Space Telecom. From 1989-2002,
he was an Advisor and administrator of S.A Espace Conseil Synergie in Lons,
France. His responsibilities included giving advice to companies; audit and analysis reports; create and validate a network of partners; in charge of teams to build up projects; and recruit employees. From 1986 to 1988, he was executive officer in distribution for Carrefour (Pau and Echirolles Pau France). He was in
charge of a team of 20 to 60 persons and was also responsible for negotiating with suppliers. From 1976 to 1978, he was responsible for a team of 11 persons to serve a restaurant of 200 persons at the Treves casino in Germany.

                                       23

   Wulfran Boudoux-D'Hautefeuille, Director

     Wulfran Boudoux-D`Hautefeuille, age 58, is a Director of Space Telecom.
Since 1968, he has been an insurance agent with Group AXA. He has experience in many areas of insurance including, but not limited to, risk prevention, damage insurance, Civil responsibility, I.A.R.D., personal, life and investment insurance. Also responsible for creating contracts, opening and closing files on disasters; handled accounting, including movement of funds. From 1985 to present, President of P.A.C.T. in Hautes Pyrenees. From 1980 to present,
Administrator of Caisse d'Allocations Familiales in the Haute Pyrenees.

   Mr. Jack Zeimantz, Chief Operating Officer

     Jack Zeimantz, age 60, will be responsible for all the operations of the company as Chief Operating Officer. From August 2001 to present time Mr.
Zeimantz provides consultancy services through his company "Jack Zeimantz &
Associates". From May 1996 to July 2001 Mr. Zeimantz worked for Metricom, Inc.,
San Jose, CA. He was a consultant from May 1996 to November 1996 and then assumed full time employment.

     From June 1995 to May 1996 full time employee of Nextel Communications, Los
Angeles, CA.

     From 1986 to June 1989 he worked for Tele-America Communications, Inc.,
Glendale, CA, the largest privately owned pay phone company.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of October 31, 2003, with respect to the beneficial ownership of our common stock by each beneficial owner of more than 5% of the outstanding shares, each director, each executive officer named in the Summary Compensation Table and all executive officers and directors as a group, and sets forth the number of shares of our common stock owned by each such person and group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

                                                                                           Percentage of Outstanding
                                                                                              Common Stock Owned
                                                                                           -------------------------
    Name and Address                         Shares of Common Stock                     Before       After Offering
   of Beneficial Owner                          Beneficially Owned                     Offering       of All Shares
  ---------------------                    ---------------------------                 --------       -------------

Alain De Lenclos                                   918,500 (1)(7)                       14.3%            11.7%
5, Rue Emile Favre
74300 Cluses, France

Wulfran Boudoux-d'Hautefeuille                     455,000 (3)                           7.1%             5.8%
65500 Pujo, France

Jean Pierre Montant                                465,000                               7.2%             6.0%
16, Rue des Pervenches
64140 Lons, France

Amal Rampadaruth                                  1,000,000 (4)(7)                      15.6%            12.8%
292 South County Road, #109
Palm Beach, FL 33480

Jadoomanee Rampadaruth                             237,500 (5)                           3.7%             3.0%
292 South County Road, #109
Palm Beach, FL 33480

                                       24

Alps Resources Bankers (5)                         500,000                               7.8%             6.4%
292 South County Road, #109
Palm Beach, FL 33480

Amalgamated Resources Holdings (5)                 500,000                               7.8%             6.4%
292 South County Road, #109
Palm Beach, FL 33480

Amalgamated Resources Investments (5)              500,000                               7.8%             6.4%
292 South County Road, #109
Palm Beach, FL 33480

Amalgamated Resources Marketing (5)                400,000                               6.2%             5.1%
292 South County Road, #109
Palm Beach, FL 33480

All directors and executive
officers as a group (5 persons)                  3,076,000                              72.6%            39.3%

All directors, executive officers
and affiliates as a group                        4,976,000                              77.5%            63.6%
------------------------

NOTE: The Board of Directors has decided to cancel the allotment of shares to the COO and has reallocated the shares as follows:

         (a)      Alain de Lenclos                                       500,000
         (b)      Amal Rampadaruth                                       500,000
         (c)      Wulfran Boudoux d'Hautefeuille                         100,000
         (d)      Jean-Pierre Montant                                    100,000
         (e)      Sarha Dreyfus (president of the Advisory Board)        200,000
                                                                      ----------
                  Total                                                1,400,000

                                       25

         The number of shares allocated to each of the above-named beneficiaries has been adjusted accordingly. The 10,000 option allocated to the COO was equally cancelled. These options are reserved for the CTO to be recruited.

(1)   Share ownership includes 250,000 options exercisable at $2.50 per share for a period of 24 months from the effective date of the Offering. These options are exercisable one year after operations as resolved by the
      Organization Meeting of Directors held on December 17, 2002.
(2)   The shares have been re-allocated as described above. The 10,000 options are reserved for the CTO.
(3)   Includes 1,000 shares owned by Eymeric Boudoux-d'Hautefeuille.
(4)   Includes 25,000 shares owned by Natalia Rampadaruth, who is the wife of
      Amal Rampadaruth. Share ownership includes 250,000 options exercisable at
      $2.50 per share for a period of 24 months from the effective date of the
      Offering.
(5)   Includes 25,000 shares owned by Maya Rampadaruth, who is the wife of
      Jadoomanee Rampadaruth. Share ownership includes 10,000 options exercisable at $2.50 per share for a period of 24 months from the effective date of the Offering.
(6)   Amal Rampadaruth is also a beneficial owner of Alps Resources Bankers;
      Amalgamated Resources Holdings; Amalgamated Resources Investments; and
      Amalgamated Resources Marketing
(7)   Mr. De Lenclos and Mr. Amal Rampadaruth will each be entitled to an additional 2,500,000 votes with their respective holdings of Class A
      Common Stock.

      As a result of an understanding with the other shareholders, the following persons have been granted voting rights and dispositive power over the shares held of record by the following corporate selling shareholders:

--------------------------------------------------------------------------------
           Name of Corporation                       Holder of Voting rights
--------------------------------------------------------------------------------
1   Alps Resources Bankers, Inc.                 Mr. Amal Rampadaruth
--------------------------------------------------------------------------------
2   Amalgamated Resources Holdings, Inc.         Mr. Amal Rampadaruth
--------------------------------------------------------------------------------
3   Amalgamated Resources Investments Corp.      Mr. Amal Rampadaruth
--------------------------------------------------------------------------------
4   Amalgamated Resources Marketing Corp.        Mr. Amal Rampadaruth
--------------------------------------------------------------------------------
5   Angus Associates                             Mr. Philippe Chassard
--------------------------------------------------------------------------------
6   Bouvet SARL                                  Mr. Bouvet
--------------------------------------------------------------------------------
7   Lux Providence                               Mr. Alain De Lenclos
--------------------------------------------------------------------------------
8   LDV Inc.                                     Mr. James DePelisi
--------------------------------------------------------------------------------
9   D.P.Morton & Associates                      Mr. Paul Schmidt
--------------------------------------------------------------------------------
10  Maude Resources, Inc.                        Mr. Alain De Lenclos
--------------------------------------------------------------------------------
11  Naros Portfolio                              Mr. Jean-Pierre Montant
--------------------------------------------------------------------------------
12  Toque Dauphinoise                            Mr. Jean-Claude Perdrix
--------------------------------------------------------------------------------

                                       26

                               DESCRIPTION OF SECURITIES

   Common Stock

     Our authorized common stock consists of 100,000,000 shares of common stock,
$.0001 par value per share.  As of October 31, 2003, there were 6,421,000 common shares issued and outstanding. There were 72 holders of common stock as of
October 31, 2003.

     Holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders and may not cumulate votes for the election of directors. Holders of the common stock have the right to receive dividends when, as, and if declared by the board of directors from funds legally available. Upon liquidation of Space Telecom, holders of the common stock are entitled to share pro rata in any assets available for distribution to shareholders after payment of all obligations of the Company. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal rights and preferences. All shares of common stock now outstanding are fully paid for and non-assessable.

   Class A Common Stock

     We have 5,000,000 shares of Class A common stock authorized, issued and outstanding, $.0001 par value. Amal Rampadaruth and Alain de Lenclos have been allocated 2,500,000 shares each. Holders of the Class A common stock are entitled to ten votes per share and may only vote the Class A shares in the event of a hostile takeover and the shares may not vote in the election of directors. Holders may not receive dividends for the Class A shares and holders shall not be entitled to any distribution of assets in the event of the
Company's liquidation. The Class A shares may not be converted into any other class of security. All Class A shares have equal rights and preferences are fully paid and non-assessable.

     The amendment to Articles of Incorporation of Space Telecom were filed on
May 16, 2002. The first item amended articles IV of the Articles of
Incorporation as follows:

     This corporation is authorized to issue an aggregate of One Hundred Five
Million shares as follows:

     -    One Hundred Million (100,000,000) shares of common stock, $.0001 par value per share; and

     -    Five Million (5,000,000) shares of Class A common stock, $.0001 par value, having 10 votes per share."

     Space Telecom is offering 1,400,000 shares of common stock out of
100,000,000 authorized shares.

     We have never paid a cash dividend on the common stock. We currently intend to retain all earnings, if any, to increase our capital to effect planned development activities and to pay dividends only when it is prudent to do so and our performance justifies such action. Holders of common stock are entitled to receive dividends out of funds legally available when, as, and if declared by our board of directors.

   Other securities

         There are currently no preferred shares or other debt or equity securities issued, outstanding, or authorized.

   Transfer Agent and Registrar

         We are acting as our own transfer agent and registrar.

                                       27

                         INTEREST OF NAMED EXPERTS AND COUNSEL

     Richard P. Greene, P.A. shall opine as to the validity of the shares registered in this registration statement. Mr. Greene owns 250,000 shares of the
Company's common stock, all of which will be registered in the Registration
Statement. Mr. Greene also has 10,000 options to acquire shares at an exercise price of $2.50 per share for 24 months from the effective date of the Offering.
Mr. Greene will be paid $30,000 to complete this registration statement. This amount is fully earned as of the date hereof and will be payable out of proceeds of the offering.

         The certifying accountant has been paid out of the loan granted by Alps
Resources Bankers Inc. The loan will be repaid out of the proceeds from the offering. In fact, the certifying accountant is being paid from the proceeds of this offering. The advanc from Alps Resources Bankers, Inc., provided the advance fees required to this effect.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Space Telecom's articles of  incorporation provide that it will indemnify any officer, director, or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for shareholder protection.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               DESCRIPTION OF BUSINESS

     Space Telecom was incorporated on December 1, 2001 in the state of Florida.
Space Telecom (ST) intends to use the Internet Protocol (IP) to transport interactive voice communications in real time by using Voice Over Internet
Protocol (VOIP) through Cisco VOIP gateway switches and 4/1 voice compression equipment, other related services, such as, fax, voice messages, and video, will be added to the switches using these formats, then retail to the national telephone carriers, private and public corporations. These conventional services will be carried and/or transported to the domestic and international markets utilizing IP technology over high bandwidth facilities originating from ST's switches. ST will use all the approved international standards to deliver their services. ST will also use other Internet carrier backbones as a window to the world utilizing IP transmissions. Essentially, these conventional services, voice, fax, video, voice messaging will be converted to data packets, specifically,IP data/packets. Data packets are simply information organized in a specific manner for transmission purposes. These data packets are transmitted from an originating location gateway or entry point, and received at a designation location, receiving gateway or exit points. The gateway switches allow for the entrance and exit points of data packets across communication mediums to connect the destinations. The communication medium is typically fiber, wire, satellite or cable. The data packets will be transmitted using IP packet technology. IP is the technology used for the addressing of switch routing for the destination and reception of the data. These mediums of communications are usually defined in terms of bandwidth. Bandwidth is the amount of information that is being carried or delivered between two points,
i.e., the amount of capacity which it takes to carry the data signals. The gateways serve as access points, points of entry and exit for processing information going from one location to a destination and back again, it will determine the priority and speed of the data, the addressing for the owners equipment and the format being used. The switches also keep track of usage and billing information. They are the information traffic officers of the Internet.
ST will manage all their services from their network operations center (NOC)
located in Miami, Florida where the billing and featuring services originate.

                                       28

     These networks are typically designed and implemented according to standard industry practices set by various standard bodies; such as the International
Telecommunication Union (ITU), Federal Communications Commissions, American
National Standard Institute (ANSI), European Telecommunication Standard
Institute (ETSI), etc. Making use of the proliferation of the Internet protocol, multitude of services available and the standards for interoperability with existing conventional telephone networks will provide the framework which Space
Telecom plans to develop its business.

     The cost to implement VOIP, a specific application to transmit voice communications using the IP and related services, is typically lower to implement. This offers greater flexibility of services and ease of access to markets with the global acceptance of the technology standards.

     Today the global proliferation of IP technology is common practice among current telecommunication operators and vendors. They are adhering to ITU, FCC, etc. standards for traditional voice, fax, video and voice messaging services.
This is the fundamental basis for Space Telecom to successfully develop and implement its overall business objectives.

     According to Probe Research and an article by Ian Scales published by
America's Network (October 1, 2002 issue), Internet telephony traffic is doubling every year. The growth rate will start to flatten by 2007 and IP telephony, the science of transmitting voice, data packets, or video over greater distance than capable by human speech, will comprise half of all voice international traffic. In 2002 worldwide penetration was 13% of all international traffic. It is in the international wholesale market, rather than in national long distance or access that IP telephony is currently needed.

     By developing low cost networks based on IP technology in strategically selected locations globally. Space Telecom will have the opportunity to offer the same quality standards as a traditional telephone service provider for voice and other related services. The standard for quality of service termed "toll quality" is the quality of service which traditional telephone companies operate. Standards have been set to define "toll quality" for VOIP and other related telephony services over IP

     The networks that Space Telecom plans to deploy will be specifically designed as privately owned and controlled IP networks, with interoperability to traditional networks and the Internet, thus giving Space Telecom greater flexibility for its overall business objectives. The ability to either use traditional networks or to utilize its own IP network will allow Space Telecom to make a determination on the best and least costly method of offering its services to the market.

     Space Telecom intends to enter into strategic markets based on market analysis from the FCC documentation Section 43.61 International Traffic Data
Reports, published documentation from the ITU on profitability according to industry standard published rates from selected markets, status of target market liberalization, availability of public tenders or licenses, established positions with prospective joint ventures with Private Corporation or national public telephone carriers, favorable market conditions for new technology implementation and strategic market relationships from members of Space Telecom.
It is in the opinion of management that if we use these methods, we will have a greater degree of success as a market entry strategy. As of the date hereof, management has had no discussions with any prospective acquisition or merger candidate.

   Point of presence

     In order to facilitate the overall plan and objective of Space Telecom, strategic facilities must be deployed to conduct the necessary business activities.  The criteria for the facilities will require the following:

                                       29

         1)   Co-location with international and domestic high speed
              communications providers
         2)   Secured facilities
         3)   Proximity with  traditional national and international telephony carriers
         4)   Industry Standard uninterruptible power sources

     In each targeted location we will provide the necessary hardware, software and operations personnel to support our products and services. These locations are referred to as Points of Presence (POP) and are essentially telecommunications facilities that support equipment, services, network, monitoring activities, bandwidth connections, and network operation functions.
Generally, these facilities also serve as point of distribution for numerous telecommunications providers to buy and sell their respective services. Example of such are:

        o   Technology Center of the Americas (TECOTA) which hosts the National
            Access Point of the Americas (ANAP) in Miami, FL

        o   Band-X and Arbinet which are trading centers for telephony products and services, where bids and offers are posted to prospective buyers or sellers.

*  Note: Both of the above descriptions are also referred to as Carrier Hotels.
Carrier Hotels typically provide all of the basic facilities to operate telecommunications services,  such as: power requirements, access to various wired and wireless communication mediums and telecom provider's networks, etc.

     The exchange of services and the use of facilities are bound contractually by service agreements in order to ensure facets of operational consistency and quality. This provides some level of contractual guarantee of services. Each location will be designed and monitored similarly. Sufficient training and documentation based on industry standards will be developed and adhered to in order to effectively operate, manage and maintain the Points of Presence.

     As we are a start-up company and have not generated any sales, thurpose of the initial round of funding is to implement 5 major points of presence. These five major points of presence will serve as the central Hub Site, locations where many different connections are aggregated. They will be designed to support additional points of presence as we develop access to specific target markets. The five major hubs will be located in Miami, New York, Los Angeles,
London and Paris.

     Space Telecom has selected Miami, Florida as the base to build our primary
Point of Presence and network operations center (NOC).  In industry terms, this is referred to as a Super Hub.  The network operation center will be the primary control center and headquarters for our services.

     The location of the main Point of Presence and the Network Operation Center was based on the following considerations.

     The National Access Point of the Americas (ANAP) is located and hosted in
Miami, FL at Technology Center of the Americas (TECOTA). ANAP is the fifth
Tier-1 Network Access Point (NAP) in the United States, i.e., one of the primary points of connection that comprise the backbone of the Internet. ANAP is the premier technology facility providing interconnection between global carriers,
ISPs and connecting fiber networks in Latin America, Europe and Africa to those in the U.S. of the Americas which is a new state-of-the-art telecommunications co-location building. Establishing a presence in this facility will provide
Space Telecom with speed to market, access to the core communication of the
Internet and provide better operational efficiency for Space Telecom's services.

                                       30

     The NAP of the Americas also hosts  Global Crossing, Level 3, Metromedia
Fiber, Qwest, AOL Time Warner Communications, EPIK Communications, FPL Fibernet
and XO Communications (http://www.carrierhotels.net) national and international traditional multi-year signatories. Space telecom will have the ability to interconnect to the major carriers for the exchange of telecommunications services. The building was opened for business in 2001 and designed according to the industry standards for all facets of the Telecommunications industry, such as; backup power supply (UPS), generators, fire protection, secure access, monitoring., etc.

     The location and overall benefits of ANAP in Miami, FL, will provide the framework for Space Telecom to successfully implement the targeted foreign points of presence.  Space Telecom plans to  develop the targeted markets and utilize its locations in Miami, FL as the central control center for managing the remote foreign destination or POP.

     ANAP provides connectivity through fiber optic links and submarine cables to Europe, South America and the U.S. The proximity of the operations from this main hub reduces the cost for private lines called local loop provided by
BellSouth. The cost of local connections is based on the bandwidth and the mileage between the origination point and the interconnection point.

     The satellite providers we plan to work with, Panamasat, Intelsat and teleport facilities are in a radius of 20 miles from the NAP of the Americas. We will  be leasing a local loop from BellSouth to be interconnected with these facilities.

     The choice of ANAP will effectively enhance our  business goal of providing lower costs for accessing the necessary communication lines and increasing operational efficiency.  The network-operating center we plan to establish in
Miami will be equipped to permit the most efficient use of communication mediums, Fiber and Satellite bandwidth.

     The five major points of presence and the additional 19 will be connected to one another, i.e., each point of presence will be accessible to the other depending on the specific product or services targeted for the market.

     The points of presence will use industry Standard Security. Primary service for this network will be the carrying of private and public voice communications.

     The use of proceeds of the funds includes lease and purchase of equipment, software, lease of facilities, engineering and monitoring support, training, deposit for Internet Protocol connections, administration and operation and miscellaneous expenses directly associated with the deployment of these services.

     In each country we plan to go we will install the same type of point of presence. This will include locked cabinets that will hold all the networking equipment required for our business.

     We will provide on site training and documentation on all parts of the network. To be sure of the commitment of the engineer of the Tier 1 carrier where our equipment will be located, we shall pay the salary of each engineer in charge of the maintenance of our equipment locally.

     Space Telecom is a start-up company and has not generated any sales. The first round of funding will allow us to build the core five Points of Presence and subsequently deploy target markets as we conclude the activities to acquire access to the targeted market.  Space Telecom's goal is to deploy remote Points of Presence in 19 countries, all connected to the U.S. Point of Presence at ANAP.

                                       31

     By initially funding the first five cities we shorten the time between the total investment and the revenues generated to sustain the complete network. The use of the proceeds includes leasing of equipment, satellite links, fiber optic point-to-point connections, internet bandwidth, extensive travel to deploy in each country of our points of presence, maintaining the networks and customer support 24 hours per day, 7 days a week and 365 days per year. These requirements need to be met in order to successfully implement and operate in the current telecommunications, specifically the international VOIP, and other related services environment.

   Business

     It is the intent of Space Telecom to provide a complete array of telecommunication services including voice, fax, video, audio, data, and
Internet. Space telecom will use the most advanced generation of equipment based on the industry standards and specifications for implementing its networks.
Although we have not signed any specific vendor agreements, we have conducted product research from numerous trade publications and shows as well as general research on the specific products from the manufacturer's literature. Based on current assessments and the ability to consult with subject matter experts, if deemed necessary Space Telecom will be able to select which ones will allow the best overall benefit for our business objectives. Space Telecom has reviewed for consideration well established manufacturers such as, Cisco, Clarent, Nortel
Network, Sun Microsystems, Lucent, Sonus Networks and Mockingbird. The result of this effort is to select a product(s) that will serve as our central platform and will allow for the array of services we plan to offer.

     It is the intent of Space Telecom to offer the following telephony services based on an Internet Protocol Network:

        o   Voice Over Internet Protocol (VOIP): The transmission of real time voice communication of over IP based networks. It is the intent of management to build a private IP network with connections as deemed necessary for the business to access the public Internet and traditional telephone carrier networks. Space Telecom plans to wholesale these services  to other telephony carriers and various resellers.

        o   Fax Over Internet Protocol (FaxOIP): Real time and delayed
            Fax-over-IP:  Facsimile transmission over an Internet Protocol based network is similar to the transmission of VOIP, however, a facsimile is information  and can be transmitted in real time or in a store and forward method.  The store and forward method of transmitting facsimile allows for greater efficiency of use of the network because the facsimile can be transmitted during the time when less usage is on the network.  As stated earlier, an IP based network allows for the transport of various media, voice, video, data, audio, and facsimile. The real time and delayed fax-over-IP services allow any corporation to reduce its costs drastically.

        o   International Private Line (IPL): It is the intent of Space Telecom to purchase bandwidth not for the use of its services but also for the resale of bandwidth to other carriers and specifically multinational corporations in emerging countries.  It is the intent of Space Telecom to design the Points of Presence to a specification that will accommodate the resale of international Private Lines. The
            International Private Lines will be transported over satellite earth station facilities or fiber optics depending on the availability, cost and competitive market price point.

                                       32

        o   High bandwidth Internet dedicated access on wire lines and wireless:
            It is the intent of Space Telecom to resell Internet services to emerging markets.  As discussed previously, Space Telecom intends to locate its facilities at ANAP.  ANAP is directly connected to the core of the Public Internet. A strategic location such as this will provide Space Telecom with quality service. To provide this service, we will help the local operator by implementing wireless point to multipoint connections with a bandwidth from 2.048 Mbps and up to 45
            Mbps.

        o   Video Conference: The video conference services are easy to implement, especially since videoconferencing devices are becoming increasingly more affordable.

        o   Prepaid Calling Card features will include: Audio Text, Conference
            Calling, Message Store and Forward, Selective Call Blocking,
            Verified and Non-verified Account Codes, Speed Dialing, Virtual
            Office, ANI Fraud Blocking, Automatic Recharging and/or
            replenishment capabilities, Point of Sale Recharge/Activation,
            Variable Expiration Dates, Flexible Rating, Report Generation,
            Custom Voice Prompts and Promotions, International Direct Dial
            service, and 24-hour Multi-lingual Operator Service will be offered through software features in the VOIP switch, in the near future.

   Competition

          The long distance telephony market and the Internet telephony market are highly competitive. There are several large and a significant number of small competitors, and we expect to face continuing competition based primarily on price from existing competitors. Because this is a fast expanding market, we expect new entrants and competition as they enter the market.

         Our principal methods of competition are based on price, quality of service provided, geographic presence and customer service.

         There are major carriers in the U.S. and abroad who offer voice services over the Internet and route traffic to destinations worldwide. A number of telecommunications companies, including AT&T, Deutsche Telekom, MCI, etc. currently maintain data networks to route the voice traffic of other telecommunications companies. These competitors have significant financial resources and may adopt aggressive pricing policies to place a financial burden on smaller competitors.

         We intend to use the most up-to-date equipment available to us. The
"state of the art" equipment provides the same services with better reliability at a lower cost and a better quality of voice transmission. We also intend to keep our management expenses to a minimum. We plan to share maintenance services in our target locations in order to offer reliability in providing technical service 24 hours per day, 7 days per week. By contracting with companies offering maintenance services in each location, we would achieve substantial savings, which we will allow us to offer our services at a lower rate.

         With the latest technology, low management cost and shared maintenance in our different locations, we expect to provide affordable services to compete in our market.

         We are a start-up company and have not yet gained a competitive position in the industry.

                                       33

   Patents and Trademarks

         At the present time, we do not own any patents or trademarks.

   Government regulations

     The Company's international telecommunications services will be subject to the jurisdiction of many regulators and will require both U.S. and foreign approval. The FCC, has imposed certain restrictions on international telecommunications providers, including the requirement that authorized carriers provide service in a manner consistent with the laws of the countries in which they operate. We will require government approval in the U.S., however, are unaware of any current or proposed regulations which will adversely effect our proposed operations. Local laws and regulations differ significantly among the jurisdictions in which we intend to operate, and the interpretation and enforcement of such laws and regulations vary and are often based on the informal views of the local ministries which, in some case, are subject to influence by government owned or sanctioned local telephone companies. In addition, failure to interpret accurately the applicable laws and regulations and the mode of their enforcement in particular jurisdictions could result in significant monetary penalties imposed against us. We intend to generate a significant portion of our revenues from customers originating calls in Africa and Europe. We will require governmental approval in the foreign countries where we plan to operate. We are unaware of any existing or probable regulation which could adversely effect our proposed operations. There can be no assurance that foreign regulations will not have a material adverse effect on our business, results of operations and financial condition.

     As of June 30, 2003 we have not applied for nor have we received government approval (national and international) needed for our business. We intend to apply for these licenses only after receipt of proceeds from this offering.

   Employees

     We presently have no full time employees. Staffing levels will be determined as we progress and grow. As many independent contractors as possible will be used to keep payroll expenses to a minimum. Areas such as sales and marketing will be assigned to outside agencies, eliminating the need for inside positions to handle such areas. As travel needs dictate, several independent contractors could be moved to full time employees to facilitate travel to and from various network sites around the country. We do not anticipate this occurring for at least six months.

                                       34

    MANAGEMENT'S DISCUSSION AND ANALYSIS OFFINANCIAL CONDITION AND RESULTS OF OPERATIONS

   Liquidity and capital resources

         The following discussion and analysis should be read in conjunction of our financial statements and the related notes. We have produced audited financials as of year end December of 2002 and March 31, 2003. We have also included unaudited financials as of September 30, 2003. The comparative financials as of September 30, 2002 have also been included. We have not begun operations to date. All expenses are described as pre-operational costs.

         We are a start-up company. Accordingly, all of the expenses incurred and paid to date relate to organizational costs. These costs include, but are not limited to, auditor's fees, filing costs, and office expenses. One of the shareholders, Alps Resources Bankers, Inc., has advanced additional funds in the form of a loan that are repayable out of our profits, and not from the proceeds of this offering. Alps Resources Bankers has verbally agreed to advance additional funds as needed until completion of this offering.

         We seek the funds from this offering in order to implement our business plan. We have not provided projections for a five year period because we have yet to begin our operations.

         Although we expect to sell our entire offering, it is possible that we will receive funds for less than our full offering. We have prepared various plans to use the proceeds we receive in case we sell less than the entire offering. We are estimating $50,000 for the costs related to this offering irrespective of the level of funding.

   Marketing

     Most of our marketing and promotion will be accomplished through our officers who will be part of the sales organization. The services we can offer our customers are one of the best sales tools we have. While we intend to hire a person to be responsible for marketing, follow up and promotion, we believe it is critical that any marketing program include all of our officers as sales resources. Our main channel of distribution will be direct to our customer as the result of direct interconnection with their networks. By close follow up, we will stay in touch with their special needs or comments to make our services better.

     Our  management  has experience  in telecommunications. Building on this experience, we intend to develop networks using our own personnel. The prior operations in which management has been involved have no affiliation with Space
Telecom.

     Pricing will be structured to provide telecommunications  at a relatively low cost. While exact prices have yet to be established, we intend to offer lower rates than our companies. Discounts and special offers will be established with and offered by various vendors in the various markets in which we have networks.

                                       35

     If we receive the maximum funding from our offering, we shall be able to build a minimum of five IP networks linking 19 countries to the U.S. and inter-connecting them to each other and with the rest of the world within 18 months from receipt of the funds. The use of the proceeds we receive from the offering include: lease of equipment, lease of satellite links, lease of fiber optic point-to-point connections, lease of Internet bandwidth, various travel expenses in order to deploy our point of presences in each country, maintaining the networks, and customer support around the clock as is required because we will provide services to Tier 1 carriers.

   If we sell only 10% of the offering.

         If we receive only 10 % of the offering, we will have only $300,000 available after paying the $50,000 for offering expenses. With this amount of money, we intend to initiate operations using shared facilities of an existing larger company. We would use the company for billing and filing of required documents that are to be reported to the government. We do not have a formal agreement with this company but only a verbal understanding. Our switch will be located at a large telecommunications hotel in Miami. At this location, we will have access to the local phone company and a wide variety of other providers. By using the hotel, we will have remote access for switch maintenance, monitoring and technical support needed for the network. The installed price of the switch equipment and interconnects (at the hotel) will be $150,000 and rent of $3,000 per month.

                                       36

         Our work location in Palm Beach will consist of a small sales and management office with access to the switch for configuring the addition and removal of customers anywhere in the network (also known as a NOC or network operations center). The initial cost of this NOC is estimated to be $24,000 which includes utilizing used equipment initially and waiting for revenues in order to upgrade to modern new equipment. The overhead is projected to be
$150,000 - $160,000 for the first year of operations. We have determined that by using the associate company's services to assist us, we can be operational within 90-180 days from receiving the funding.

   If we sell only 25% of the offering.

         If we receive only 25% from the offering ($825,000 net), we shall be able to establish our own switch in a co-location in Miami and will not require the facility of the existing larger company. Our switch will be obtained on lease so that we can use the remaining funds to inter-connect our switch with all of the members of the co-location, meaning that we will be directly connected to the core network of the Internet with a large amount of bandwidth available on demand within a short time.

   If we sell only 50% of the offering.

         If we receive only 50% from the offering ($1,700,000 net), we shall execute all the steps mentioned in our plan for 25% and additionally direct our efforts to some of the Latin American countries. Most of the Tier1 carrier's backbones end in the NAP of the Americas or within a 5 miles radius from it. We are going to rent T-1 capacity on an international carrier from the Hub in Miami to the South American hotels. In Miami we shall be using an OC3 (a high capacity
DS3) termination. This high capacity unit will allow us to focus everything in the Miami Switch. This will enrich the Latin customer base that already exists in Florida. Venezuela will be our first expansion country, as it is positioned in a strategically favorable location.

         Equipment cost will cost between $80,000-$100,000, in addition to installation fee of approximately $10,000 and a monthly upfront cost for eight
T-1's of $10,000 per month plus an additional $10,000 per month thereafter. The office rental is estimated to be $1,000-$2,000 per month plus one month paid in advance.

         The Dominican Republic will be our third choice location because of similar start up costs. Columbia will be the fourth, Guatemala fifth, and
Ecuador sixth.

                                       37

   If we sell only 75% of the offering.

         If we receive 75 % of the offering ($2,575,000 net), we intend to carry out all the steps that we have mentioned above and add Los Angeles and New York as points of presence. In Los Angeles and New York, the rent for office space and switch areas will increase to approximately $3,000 per month. Paris will be the first point of presence in Europe and Lebanon will be our first expansion into the Middle East and Senegal our entry point in West Africa.

         With 100% of the offering subscribed we shall be able to execute our plan by having more points of presences in the other African countries, namely;
Cameroon, Mali, Ghana and Benin will follow.

         Our time to design, implement and begin to operate a new network will not exceed 30 days after the signature of the interconnection agreement, reducing the return on our investment for each point of presence to a maximum of
150 days from when the first call will be generated. Targeting primarily the
Tier-1 carriers, we will position Space Telecom as their best secondary routes, by practicing an aggressive pricing policy and pulling the customer's business to us. Each new route will add a significant asset value to our network and create potential for profits.

If our offering is fully subscribed we shall execute all of our plan.

   Employees

     We presently plan to add six employees to our staff. The level of employees is primarily contingent on the level of success of this offering. We anticipate paying these employees at a rate of $240,000 per annum.

     All our Officers have signed Employment Contracts that will become effective when the Company is funded. All contracts are for a period of five years and all have a non-compete clause included in the Agreement. All
Agreements require full time devotion to the Company.

                                DESCRIPTION OF PROPERTY

     We will lease office space at South County Road,  Palm Beach,  Florida for
$4,000 per month. Upon funding, we intend to lease space to accommodate the administrative staff while our technical office will be located in Miami for reasons of convenience.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Jadoomanee Rampadaruth, our Executive Vice President, CFO and Director, is
the father of Amal Rampadaruth, our Chairman of the Board.

     Amal Rampadaruth has been given the voting rights and investment power by the shareholders of Alps Resources Bankers, Inc. All the funds advanced by Alps
Resources Bankers, Inc., including a $10,273 loan, will be repaid out of profits earned by Space Telecom. The advance bears interest at 10% per annum. Although the advance is repayable on demand, there is an understanding that the advance can only be paid out of profits from operations and not from offering proceeds.
If there are no profits earned by Space Telecom, the loans will not be repaid.

               MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Prior to this offering, there has been no public  market  for the  common stock of the Company. At the present time neither any National Securities
Exchange nor the NASDAQ stock market lists the securities offered. There is no public trading market for our common stock.

                                       38

     In May 2002, 6,300,000 shares were allocated to the founders at $0.0001 per share for a total amount of $630 for the private offering. Space Telecom received $630 and there were no commissions involved. The common shared were sold directly to the founders without any underwriter. The list of the 72 shareholders is enclosed in this filing. (See "Selling Securityholders.")

     In June 2002, following an agreement among the founder shareholders, it was decided to issue 121,000 additional common shares to one of the founders in order to bring him at par with some other founders. Twelve dollars and ten cents
($12.10) were received from this offering. An up to date list as of June 30,
2003, showing the number of shares allocated to each founder shareholder is enclosed. In connection with these offerings, we relied upon Section 4(2) and/or
Rule 504 of Regulation D of the Securities Act of 1933, as amended, along with the safe harbor provisions of Rule 3a4-1 of the Securities and exchange Act of
1934. Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 Act for associated persons of an issuer. The 72 shareholders are all considered founding shareholders of
Space Telecom. They are not accredited or sophisticated investors but businessmen who want to benefit from the voice over Internet communications industry. Rule 504 does not require investors to be sophisticated or accredited and all shareholders were given access to management to obtain all material information regarding the contemplated business plan of our company so as to make a fully informed investment decision.

     There are outstanding 6,421,000 common shares as of June 30, 2003.
These are deemed restricted securities and may be sold only pursuant to Rule 144 unless otherwise registered in an effective registration statement. We are currently offering 1,400,000 common shares through this offering. We have also agreed to register an additional 1,542,100 for selling shareholders.

                              SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the aggregate compensation paid or to be paid by Space Telecom to its Chief Executive Officer and each of the other executive officers for services rendered in all capacities to the Company for the fiscal year ended December 31, 2002.

                                       39

                            Annual                            Long-Term                          All Other
                          Compensation                   Compensation Awards                    Compensation
                                                       Restricted
Name and                                            Stock      Stock    Securities                        Group
Principal          Fiscal                            Awards   Awards    Underlying          Matching    Life Ins.
Position            Year    Salary    Bonus        ($)            (#)      Options            401K       Premium

Alain De Lenclos    2002     $-0-      -0-          -0-          -0-        -0-                -0-         -0-
 CEO/President

Jadoomanee
  Rampadaruth       2002     $-0-      -0-          -0-          -0-        -0-                -0-         -0-
  CFO/VP

Amal Rampadaruth    2002     $-0-      -0-          -0-          -0-        -0-                -0-         -0-
  Chairman

Jean-Pierre
   Montant          2002     $-0-      -0-          -0-          -0-        -0-                -0-         -0-
   Director

Wulfran Boudoux-
 d'Hautefeuille     2002     $-0-      -0-          -0-          -0-        -0-                -0-         -0-
   Director

   Stock options

         Our Board of Directors has granted stock options exercisable during 24 months after the first year of operations.

   Benefit plans

         Currently we have no benefit plans.  When the funding is completed, we intend to offer a 401k plan for our employees and officers. Additionally, we intend to add a group health plan for employees which will pay the monthly premiums for the employee only. Family members of the employee can be added to the plan but at their own expense. We feel that it will be important to be able to offer these minimal benefits in order to attract and retain talented employees.

   Future compensation

         We do not have plans to increase the current levels of compensation to its employees, officers, or directors either through the use of additional wages, incentive programs, restricted stock awards, or otherwise.

                                       40

                               SPACE TELECOM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                       EXAMINATION OF FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

                                                                            PAGE

INDEPENDENT AUDITOR'S REPORT.................................................F-1

FINANCIAL STATEMENTS:

NOTES TO FINANCIAL STATEMENTS..........................................F-5 - F-6

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Space Telecom, Inc.
Palm Beach, Florida

We have audited the accompanying balance sheet of Space Telecom, Inc. (a Florida corporation and a development stage company) as of December 31, 2002 and the related statements of operations and cash flows from the date of inception
(December 10, 2001) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Space Telecom, Inc. as of
December 31, 2002 and it's operations and cash flows from the date of inception
(December 10, 2001) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ Holyfield & Thomas, LLC

West Palm Beach, Florida
February 10, 2003

                                       F-1

                                  SPACE TELECOM, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET
                             AS OF DECEMBER 31, 2002

                                     ASSETS

   CURRENT ASSETS:

        Cash                                                       $1,117

   TOTAL ASSETS                                                       $1,117

                      LIABILITIES AND STOCKHOLDERS' EQUITY

   CURRENT LIABILITIES:

        Note payable to stockholders                               $8,773

   STOCKHOLDERS' EQUITY:

        Common stock; $.0001 par value,
      105,000,000 shares authorized,
      6,300,000 shares issued and outstanding                         630

      Class A Common stock; $.0001 par value,
      having 10 votes per share, 5,000,000
      shares authorized, none issued and
      outstanding

      Deficit incurred during the development stage                (8,286)

      Total stockholders' equity (deficit)                         (7,656)

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $1,117

See Independent Auditor's Report and Accompanying Notes to Financial Statements.

                                       F-2

                                  SPACE TELECOM, INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS
              FOR THE PERIOD DECEMBER 10, 2001 (date of inception)
                              TO DECEMBER 31, 2002

Revenues                                                        $

Expenses

   Audit fees                                                    2,500

   Filing fees                                                   4,050

   Legal fees                                                      200

   Office expenses                                               1,536

        Total expenses                                           8,286

Deficit incurred during the development stage                   $8,286

See Independent Auditor's Report and Accompanying Notes to Financial Statements.

                                        F-3

                                  SPACE TELECOM, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS
              FOR THE PERIOD DECEMBER 10, 2001 (date of inception)
                              TO DECEMBER 31, 2002

Cash flows from operating activities                            $(8,286)

Cash flows from investing activities                                  0

Cash flows from financing activities

     Issuance of common stock                                       630

     Borrowing from stockholder                                   9,773

     Repayment of loan                                           (1,000)

     Net cash provided by financing activities                    9,403

Increase in cash                                                  1,117

Cash, beginning of period                                             0

Cash, end of period                                             $ 1,117

See Independent Auditor's Report and Accompanying Notes to Financial Statements.

                                        F-4

                                  SPACE TELECOM, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENT
                             AS OF DECEMBER 31, 2002

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Space Telecom, Inc. ("the Company") is a development stage enterprise incorporated under the laws of the State of Florida in December 2001. The
Company's offices are in Palm Beach, Florida, its only location.

Space Telecom, Inc. does not presently conduct business operations.

   Method of Accounting

The Company will report the results of its operations using the accrual method of accounting for both financial statement and income tax purposes. Under this method, income is recognized when earned and expenses are deducted when incurred. The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies.

   Income Taxes

The Company has no taxable income to date; therefore, no provision for federal or state taxes has been made.

   2.      Common Stock and Class A Common Stock

The Company was incorporated with an authorized capital of 25,000,000 shares of
$0.001 par value common stock in December 2001. An article of amendment was filed in May 2002 modifying the capital structure of the Company to an authorized capital of 105,000,000 shares of $0.0001 par value common stock. The
Company has issued 6,300,000 shares to founder shareholders. It has earmarked
1,400,000 shares to be offered to the public after the completion of the required filings with the Securities and Exchange Commission. Options for
530,000 shares exercisable at $2.50 per share within a period of two years from the effective date of the public offering have been granted to key officers of the Company.

The Company is also authorized to issue 5,000,000 shares of Class A common stock having a par value of $0.0001 with 10 votes per share. No Class A common stock has been issued at August 31, 2002.

                        See Independent Auditor's Report.

                                        F-5

                                  SPACE TELECOM, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENT
                             AS OF DECEMBER 31, 2002

3.      Development Stage Operations

The Company was formed in December, 2001. The Company is in the process of raising capital, and financing for its future operations. As of December 31,
2002, the Company had sixty-nine stockholders.

   4.      Note Payable to Stockholder

The Company borrowed $9,773 from Alps Resources Bankers, Inc. (a stockholder).
The note bears interest at 10% and is due in on demand.

                        See Independent Auditor's Report.

                                        F-6

                               SPACE TELECOM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                       EXAMINATION OF FINANCIAL STATEMENTS
                                 MARCH 31, 2003

                                                                            PAGE

INDEPENDENT AUDITOR'S REPORT                                                 F-1

FINANCIAL STATEMENTS:

        Balance Sheet                                                        F-2

        Statements of Operations                                             F-3

        Statements of Cash Flows                                             F-4

NOTES TO FINANCIAL STATEMENTS                                          F-5 - F-6

                             INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Space Telecom, Inc.
Palm Beach, Florida

We have audited the accompanying balance sheet of Space Telecom, Inc. (a Florida corporation and a development stage company) as of March 31, 2003 and the related statements of operations and cash flows from the date of inception
(December 10, 2001) to March 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Space Telecom, Inc. as of March
31, 2003 and its operations and cash flows from the date of inception (December
10, 2001) to March 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Holyfield & Thomas, LLC

West Palm Beach, Florida
April 30, 2003

                                      F-1

                                  SPACE TELECOM, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET
                              AS OF MARCH 31, 2003

                                        ASSETS

   CURRENT ASSETS:

        Cash                                                           $ 1,236

   TOTAL ASSETS                                                           $ 1,236

   LIABILITIES AND STOCKHOLDERS' EQUITY

   CURRENT LIABILITIES:

        Note payable to stockholders                                   $  9,373

   STOCKHOLDERS' EQUITY:

        Common stock; $.0001 par value,
      105,000,000 shares authorized,
      6,421,000 shares issued and outstanding                               642

      Class A Common stock; $.0001 par value,
      having 10 votes per share, 5,000,000
      shares authorized, none issued and
      outstanding

      Deficit incurred during the development stage                      (8,779)

      Total stockholders' equity (deficit)                               (8,137)

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $  1,236

See Independent Auditor's Report and Accompanying Notes to Financial Statements.

                                       F-2

                                  SPACE TELECOM, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS
              FOR THE PERIOD DECEMBER 10, 2001 (date of inception)
                                TO MARCH 31, 2003

                                           Three Months Ended    From Inception
                                              March 31, 2003    to March 31, 2003

Revenues                                    $                  $

Expenses

   Audit fees                                                            2,500

   Filing fees                                          448              4,498

   Legal fees                                                              200

   Office expenses                                       45              1,581

      Total expenses                                                     8,779

Deficit incurred                            $           (493)  $        (8,779)

Deficit as of December 31, 2002                       (8,286)

Accumulated deficit                         $         (8,779)

See Independent Auditor's Report and Accompanying Notes to Financial Statements.

                                      F-3

                                  SPACE TELECOM, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS
              FOR THE PERIOD DECEMBER 10, 2001 (date of inception)
                                TO MARCH 31, 2003

                                             Three Months Ended    From Inception
                                               March 31, 2003      to March 31, 2003

Cash flows from operating activities           $         (493)     $      (8,779)

Cash flows from investing activities                                           0

Cash flows from financing activities

     Issuance of common stock                               12               642

     Borrowing from stockholder                            600            10,373

     Repayment of loan                                                    (1,000)

     Net cash provided by financing activities             612            10,015

Increase in cash                                           119             1,236

Cash, beginning of period                                1,117                 0

Cash, end of period                            $         1,236     $       1,236

See Independent Auditor's Report and Accompanying Notes to Financial Statements.

                                       F-4

                                  SPACE TELECOM, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENT
                              AS OF MARCH 31, 2003

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Space Telecom, Inc. ("the Company") is a development stage enterprise incorporated under the laws of the State of Florida in December 2001. The
Company's offices are in Palm Beach, Florida, its only location.

Space Telecom, Inc. does not presently conduct business operations.

Method of Accounting

The Company will report the results of its operations using the accrual method of accounting for both financial statement and income tax purposes.  Under this method, income is recognized when earned and expenses are deducted when incurred. The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies.

Income Taxes

The Company has no taxable income to date; therefore, no provision for federal or state taxes has been made.

   2.   COMMON STOCK AND CLASS A COMMON STOCK

The Company was incorporated with an authorized capital of 25,000,000 shares of
$0.001 par value common stock in December 2001.  An article of amendment was filed in May 2002 modifying the capital structure of the Company to an authorized capital of 105,000,000 shares of $0.0001 par value common stock.  The
Company has issued 6,300,000 shares to founder shareholders.  In January 2003, an additional 121,000 shares were issed to one of the founders, thus bringing the total issued to 6,421,000  It has earmarked 1,400,000 shares to be offered to the public after the completion of the required filings with the Securities and Exchange Commission.  Options for 530,000 shares exercisable at $2.50 per share within a period of two years from the effective date of the public offering have been granted to key officers of the Company.

The Company is also authorized to issue 5,000,000 shares of Class A common stock having a par value of $0.0001 with 10 votes per share. No Class A common stock has been issued at March 31, 2003.

                        See Independent Auditor's Report.

                                      F-5

                                  SPACE TELECOM, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENT
                              AS OF MARCH 31, 2003

   3.   DEVELOPMENT STAGE OPERATIONS

The Company was formed in December, 2001. The Company is in the process of raising capital, and financing for its future operations. As of December 31,
2002, the Company had sixty-nine stockholders.

   4.   NOTE PAYABLE TO STOCKHOLDER

The Company borrowed $10,373 from Alps Resources Bankers, Inc. (a stockholder).
The note bears interest at 10% and is due on demand.

                        See Independent Auditor's Report.

                                       F-6

                               SPACE TELECOM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                                                            PAGE

INDEPENDENT AUDITOR'S REPORT                                                 F-1

FINANCIAL STATEMENTS:

        Balance Sheet                                                        F-2

        Statements of Operations                                             F-3

        Statements of Cash Flows                                             F-4

NOTES TO FINANCIAL STATEMENTS                                          F-5 - F-6

To the Board of Directors and Stockholders
Space Telecom, Inc.
Palm Beach, Florida

We have prepared the accompanying balance sheet of Space Telecom, Inc. (a
Florida corporation and a development stage company) as of September 30, 2003 and the related statements of operations and cash flows from the date of inception (December 10, 2001) to September 30 2003

During this period there have been only some minor expenses regarding office expenses. We shall incur additional filing fees and audit fees for the year ending December 31, 2003.

The financial statements referred to above present fairly, in all material respects, the financial position of Space Telecom, Inc. as of September 30, 2003 and its operations and cash flows from the date of inception (December 10, 2001)
to September 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

J.Rampadaruth
CFO

                                      F-1

                                  BALANCE SHEET
                              AS OF SEPTEMBER 2003
                         ( A development stage company)

                                                 September 30,2003          September 30,2002
                                                 -----------------          ------------------
ASSETS

  Current assets                                        $ 1,031                        $ 5,630
Total assets                                             $1,031

  Liabilities and stockholders equity
  Current liabilities
      note payable to stockholder                       $9 ,373                         $5,000

Stockholders ' equity

  Common stock $.0001 par value
  105 000 000 sh authorized
  6,421 000 shares issued                                 $ 642                          $ 630
  Class A common shares -$.0001 par  value
  5 000 000 shares authorized
  None issued

  Pre-operational expenses                           (  $ 8,984)                             0

Stockholders Equity                                  (  $ 8,342)                         $ 630
                                                    ------------                   ------------
  Total liabilities and stockholders equity             $,1,031                         $5,630
                                                    ------------                   ------------

                                      F-2

                               SPACE TELECOM,INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
               FOR THE PERIOD DECEMBER 10,2001 (date of inception)
                           TO SEPTEMBER 30,2003-12-19

                                              Sep-o2          Sep-o3
                                            ---------       ----------
  REVENUES

  Expenses

    Audit fees                                     0          $ 2,500

    Filing fees                                    0          $ 4,498

    Legal fees                                     0          $ 200

    Office expenses                                0          $ 1,786

      Total Expenses                               0          $ 8,984

                                      F-3

                               SPACE TELECOM,INC.
                        (A DEVELOPMENT STAGE CORPORATION)
                             STATEMENT OF CASHFLOWS
              FOR THE PERIOD DECEMBER 10, 2001 (date of inception)
                              TO SEPTEMBER 30, 2003

                                                  SEP 03            SEP 02
                                                  --------        ---------

  Cashflows from operating  activities             $8,984                0

  Cashflows from investing   activities

  cashflows from finncing activities

       Issuance of common stock                       642              630
     Borrowing from stockholders                    9,373            5,000

  Repayment of loan                                     0

  Net cash provided by financing activities        10,015            5,630

  Cash beginning period                                 0                0
                                                  --------        ---------
  Increase in cash                                 $1,031         $  5,630
                                                  --------        ---------

                                      F-4

                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENT
                            AS OF SEPTEMBER 30, 2003

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Space Telecom, Inc. ("the Company") is a development stage enterprise incorporated under the laws of the State of Florida in December 2001.

Space Telecom, Inc. does not presently conduct business operations.

Method of Accounting

The Company will report the results of its operations using the accrual method of accounting for both financial statement and income tax purposes. Under this method, income is recognized when earned and expenses are deducted when incurred. The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies.

Income Taxes

The Company has no taxable income to date; therefore, no provision for federal or state taxes has been made.

                                      F-5

2.     Common Stock and Class A Common Stock

The Company was incorporated with an authorized capital of 25,000,000 shares of $0.001 par value common stock in December 2001.  An article of amendment was filed

in May 2002 modifying the capital structure of the Company to an authorized  capital of 105,000,000  shares of $0.0001 par value common stock.  The Company has issued 6,300,000 shares to founder  shareholders.  In January 2003 an additional  121,000 shares were issued to one of the  founders,  thus  bringing the total issued at  6,421,000.  It has  earmarked  1,400,000  shares to be offered to the public after the completion of the required  filings with the Securities and Exchange  Commission.  Options for 530,000 shares  exercisable at
$2.50 per share within a period of two years from the  effective  date of the public  offering have been granted to key officers of the
Company.

The Company is also  authorized  to issue  5,000,000  shares of Class A common  stock  having a par value of $0.0001  with 10 votes per share.  No Class A common stock has been issued at September 30, 2003.

                                      F-6

    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

         There have been no changes in or disagreements with our accountants since the inception as required to be disclosed pursuant to Item 304 of
Regulation SB.

                                     LEGAL MATTERS

         The validity of the issuance of our shares of common stock being offered has been passed upon by Richard P. Greene, P.A., located in Fort
Lauderdale, Florida.

                                        EXPERTS

         The audited financial statements as of December 31, 2002 and March 31,
2003, appearing in this prospectus and registration statement have been audited by Holyfield & Thomas, LLC, Certified Public Accountants and Advisors, and
are included in reliance upon such reports given upon the authority of Holyfield
& Thomas, LLC, as experts in accounting and auditing.

                       WHERE YOU CAN FIND ADDITIONAL INFORMATION

         A registration statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed with the Securities and
Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.
Statements contained in the prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to Space
Telecom and the shares offered hereby, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the Commission's principal office location at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. You may also obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330.
The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.

                                       41

   You should rely only on information contained
in this prospectus. We have not authorized
anyone to provide you with information different
from that contained in this prospectus. We are
offering to sell, and seeking offers to
buy, shares of common stock only in jurisdictions
where offers and sales are permitted. The
information contained in this prospectus is
accurate only as of the date of this prospectus,
regardless of the time of delivery of                    1,400,000 shares
this prospectus or of any sale  of our common stock.

No action is being taken in any jurisdiction
outside the United States to permit a public
offering of the common stock or possession or
distribution of this prospectus in any such
jurisdiction. Persons who come into possession
of this prospectus in jurisdictions outside
the United States are required to inform
themselves about and to observe any                     SPACE TELECOM INC
restrictions as to this offering and
the distribution of this prospectus applicable
to that jurisdiction. Until the  effective date
all dealers that buy, sell or trade in our                ----------------------
common stock, whether  or not participating
in this offering, may be required to deliver
a prospectus.
                                                            Prospectus

Until ____________, all dealers effecting
transactions in registered securities,
whether or not participating in this                      ----------------------
distribution, may be required to deliver
a prospectus. This is in addition to the
obligation of dealers to deliver a prospectus
when acting as underwriters and with respect
to their unsold allotments or subscriptions.

                                       42

                                        PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Space Telecom's Certificate of Incorporation eliminates, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages and for breaches of fiduciary duties. The articles of incorporation does not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to Space Telecom or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided FOR UNDER the
Florida General Corporation Law or (iv) from any transaction from which the director derived an improper personal benefit.

     Space Telecom's Bylaws provide that the Company shall indemnify  its directors, officers, and employees, to the full extent permitted under the
General Corporation Law of Florida. In addition, we have entered or will enter into indemnification agreements with our directors, and officers that provide for indemnification in addition to the indemnification provided in our By Laws.
The indemnification agreements contain provisions that may require us, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of Space Telecom or other entities to which they provide service at the request of the Company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We will obtain an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay.

                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         It is estimated that the expenses incurred in connection with distribution of the shares of common stock being offered will be as follows:

                                                         Expenses to be paid by
                     Item                                     Space Telecom
                     -----                               ----------------------
                     Registration Fee                     $         676.58
                     Printing Expense - Final Prospectus  $      5,000.00 *
                     Standard & Poor's                    $      4,000.00 *
                     Transfer Agent                       $      2,375.00 *
                     Legal Fees                           $     30,000.00 *
                     Accounting Fees                      $      7,948.32 *

                      -------------
                     Total offering expense               $     50,000.00 *

*     These figures represent estimations by management.

                                       43

                        RECENT SALES OF UNREGISTERED SECURITIES

     The following sets forth information concerning unregistered sales of our common stock. These were unsolicited transactions and did not involve any public solicitation or advertisement in any way.

     The Company, at its inception, sold 6,421,000 shares of its common stock to its initial shareholders including founders at a price of $.0001 per share pursuant to Section 4(2) and/or Rule 504 of Regulation D of the Securities Act
of 1933, as amended, as being sold not in connection with a public distribution of securities. The common shares were sold to the shareholders in a private transaction. All 72 founders are business associates who have transacted business among each other in the past. Based upon the fact that no general solicitation or advertising was used, and that there is no limitation as to the number of shareholders, along with access to Company information, we believe we meet the exemption criteria. The 5,000,000 shares of Class A common stock were issued to 2 of the Company's officers and directors for control purposes only.
The share issuance is exempt under the above referenced exemptions based on only
2 principals having been issued the shares. Both had access to material information and the issuance was not in connection with a public distribution of securities. The Company has not sold any registered shares.

   Undertakings

         This offering is being conducted on a continuous basis pursuant to Rule
415 of the Securities Act of 1933.

         The undersigned registrant hereby undertakes:

        1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 i.   To include any prospectus required by Section 10(a)(3) of
                      the Securities Act of 1933;

                ii.   To reflect in the prospectus any facts or events arising
                      after the date of the prospectus (or the most recent
                      post-effective amendment thereof) which, individually or
                      in the aggregate, represent a fundamental change in the
                      information set forth in the registration statement.
                      Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was
                      registered) and any deviation from the low or high end of
                      the estimated maximum offering range may be reflected in
                      the form of prospectus filed with the Commission pursuant
                      to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of
                      Registration Fee" table in the effective registration
                      statement.

                iii.  To include any material information with respect to the plan of distribution not previously disclosed in the
                      registration statement or any material change to such
                      information in the registration statement.

        2.   That, for the purpose of determining any liability under the
             Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        In the event that a claim for indemnification against such liabilities
(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the
Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

                                       44

                                       EXHIBITS

Exhibit #

  3.1          Articles of Incorporation and Amendments(1)
  3.2          By-Laws(1)

    4          Instruments defining the rights of holders (refer to exhibit 3)

    9          Voting Trust agreement (not applicable)

   10          Material contracts (not applicable)

   11          Statement re: Computation of per share earnings (not applicable)

   21          Subsidiary of the Registrant (not applicable)

 23.1          Opinion re: Legality of Consents & Council (2)

 23.2          Consent of Holyfield & Thomas, LLC, Certified Public Accountants

   24          Power of Attorney (not applicable)

   99          Additional Exhibits
               99.1 Subscription Agreement (3)
               99.2 Escrow Agreement and Indemnification Agreement (3)

_____________________

1.   Incorporated by reference to our Registration Statement on Form SB-2 filed
     July 17, 2002, file number 333-96581

2.   Incorporated by reference to our Registration Statement on Form SB-2
     Amendment One filed September 27, 2002, file number 333-96581

3.   Incorporated by reference to our Registration Statement on Form SB-2
     Amendment Four filed May 15, 2003, file number 333-96581

                                       45

                                      SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment Number
Six to the registration statement to be signed on its behalf by the undersigned in the City of Palm Beach, Florida on the 23rd day of December, 2003.

                                                     SPACE TELECOM, INC.

                                                /s/ Alain De Lenclos
                                                __________________________
                                                 Alain De Lenclos, CEO and President
                                                (Principal Executive Officer)

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: December 23, 2003                         /s/ Alain De Lenclos
                                                __________________________
                                                Alain De Lenclos, CEO, President and Director
                                               (Principal Executive Officer)

Date: December 23, 2003                         /s/ Jadoomanee Rampadaruth
                                                ___________________________
                                                 Jadoomanee Rampadaruth, CFO, VP, Secretary and Director
                                                 (Principal Financial Officer and
                                                 Principal Accounting Officer)

Date: December 23, 2003                         /s/ Amal Rampadaruth
                                                ___________________________
                                                 Amal Rampadaruth, Chairman of the
                                                 Board of Directors